Exhibit 4(d)
INDENTURE COLLATERAL AGREEMENT
          INDENTURE COLLATERAL AGREEMENT, dated as of April 8, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), as collateral agent (together with any successor collateral agent, the “Collateral Agent”) for the benefit of the Indenture Claimholders (as defined below):
W I T N E S S E T H:
          WHEREAS, Stratus Technologies, Inc., a Delaware corporation (the “U.S. Borrower”), Stratus Technologies Bermuda Ltd. (the “Bermuda Borrower” and together with the U.S. Borrower, the “Borrowers”), the Grantors, the Collateral Agent and BNYM, as trustee (the “Trustee”), have entered into the Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the authentication and delivery of notes (the “Notes”) issued by the Borrowers, and each Grantor (other than the Bermuda Borrower) is guaranteeing the Bermuda Borrower’s obligations under the Bermuda Notes and each Grantor (other than the U.S. Borrower) is guaranteeing the U.S. Borrower’s obligations under the U.S. Notes, in each case pursuant to the Note Guarantee;
          WHEREAS, in order to induce the Noteholders to purchase the Notes, the Grantors have agreed to grant a continuing security interest in and to the Collateral (as hereinafter defined) in order to secure the prompt and complete payment, observance and performance of the Obligations (as hereinafter defined); and
          WHEREAS, in order to secure the obligations under the Revolving Credit Agreement (as defined herein), the Grantors are concurrently granting to the Super Priority Agent under the Super Priority Collateral Agreement (as defined herein) for the benefit of the Super Priority Claimholders, a first priority security interest in the Collateral, it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement (as defined herein).
          NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent to enter into the Indenture and the Noteholders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Indenture Claimholders, as follows:
     1. Defined Terms. Unless otherwise defined herein or in the preamble or recitals hereto, terms which are defined in the Indenture and used herein are so used as so defined; the following terms which are defined in Article 8 or Article 9, as applicable, of the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Documents, Farm Products, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Securities Account, and Supporting Obligation; and the following terms shall have the following meanings:
          “Accounts” means all accounts as defined in the Code and, regardless of whether constituting accounts as defined in the Code, all accounts receivable, book debts, notes, drafts,

instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any Grantor (including under any trade names, styles or divisions thereof) whether arising out of personal property owned or leased by it, Goods sold by it or services rendered by it or from any other transaction, whether or not the same involves the lease of personal property, sale of Goods or performance of services by such Grantor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the Code) and all of such Grantor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for Goods or services, and all of such Grantor’s rights to any Goods represented by any of the foregoing (including returned or repossessed Goods and unpaid seller’s rights) and all moneys due or to become due to such Grantor under all contracts for the sale of Goods and/or the performance of services by it (whether or not yet earned by performance), under any lease of real or personal property (to the extent the grant of such a security interest is permitted by applicable law and is not prohibited by such lease), or under any franchise agreement, or in connection with any other transaction, now in existence or hereafter arising, including without limitation the right to receive the proceeds of said purchase orders and contracts and rents under such leases, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
          “Agreement” means this Indenture Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” has the meaning assigned to that term in Section 24.
          “Bermuda Borrower” has the meaning assigned to that term in the Recitals.
          “Bermuda Holdings” means Stratus Technologies Bermuda Holdings Ltd.
          “BNYM” has the meaning assigned to that term in the Preamble.
          “Borrower Obligations” means the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for such post-filing or post-petition interest is allowed) the Notes and all other obligations and liabilities of each Grantor to the Collateral Agent, the Trustee or the Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes, the other Indenture Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent, the Trustee or the Noteholders that are required to be paid by each pursuant to the terms of the Indenture) or otherwise.
          “Borrowers” has the meaning assigned to that term in the Recitals.
          “Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

          “Collateral” means, collectively, the General Collateral and the Non-U.S. Collateral.
          “Contract” means, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, including, without limitation, (a) all rights of each Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.
          “Copyright License” means any agreement, whether written, oral or electronic naming any Grantor, as licensor or licensee, granting any right to use any Copyright including, without limitation, any referred to in Schedule I hereto.
          “Copyrights” means all of the following to the extent any Grantor now or hereafter has any right, title or interest therein: (a) all domestic and foreign copyrights including but not limited to copyright in software and database, and all Mask Works (as defined in 17 USC 101) whether registered or unregistered and all registrations and applications therefor, including, without limitation, any referred to in Schedule I hereto, (b) all renewals and extensions of such copyrights, and (c) the right to sue for infringement of any of the foregoing.
          “Discharge of Super Priority Obligations” has the meaning set forth in the Intercreditor Agreement.
          “Domestic Entity” means each Domestic Subsidiary directly or indirectly wholly-owned by Bermuda Holdings, including, without limitation, the U.S. Borrower.
          “Domestic Subsidiary” means, as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.
          “Enforcement Action” means any foreclosure or other enforcement of any of the Intellectual Property Security Interest in Intellectual Property Rights or other transfer of any of the Intellectual Property Rights in connection with the enforcement of the Intellectual Property Security Interest.
          “Equipment” means all machinery, equipment and furniture except Vehicles, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9-102(a)(33) of the Code.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Foreign Entity” means Bermuda Holdings, the Bermuda Borrower and each Foreign Subsidiary of Bermuda Holdings.

          “Foreign Subsidiary” means, as to any Person, any Subsidiary of such Person which is not organized under the laws of the United States or any state thereof or the District of Columbia.
          “Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.
          “General Collateral” has the meaning assigned to that term in Section 2.
          “General Intangibles” has the meaning given to it in the Code and includes, whether or not so included in such meaning, any franchise agreements or rights in favor of or granted by any Grantor to know-how, trade secrets, product or service development ideas and designs, advertising commercials, renderings, strategies and plans, blueprints, architectural drawings, site location, personnel and franchisee information, proprietary information, computer and software technology and programs, contracts with distributors, and any similar items, all interest rate, foreign currency or similar agreements and general intangibles attributable to the Capital Stock of each Subsidiary.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Grantors” has the meaning assigned to that term in the Preamble.
          “Guarantor Obligations” means all obligations and liabilities of each Grantor (to the extent not constituting Borrower Obligations) which may arise under, out of, or in connection with this Agreement, the Indenture, the Notes or any other Indenture Document to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, the Trustee or the Noteholders that are required to be paid by such Grantor pursuant to the terms of any of the foregoing agreements).
          “Indemnitee” has the meaning assigned to that term in Section 5(b).
          “Indenture” has the meaning assigned to that term in the Recitals.
          “Indenture Claimholders” shall mean the Trustee, the Collateral Agent and the Noteholders and shall include, without limitation, all former agents, trustees and Noteholders to the extent that any Obligations owing to such Persons were incurred while such Persons were the Trustee, Collateral Agent or Noteholders and such Obligations have not been paid or satisfied in full.
          “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to any intellectual property, whether arising under United States or foreign laws or otherwise, including, (a) all Patents, Copyrights, and Trademarks, (b) all inventions, improvements thereto, domain names, trade secrets, know how, show how, confidential business information (including all ideas, research and development, formulas, compositions, manufacturers and product processes and techniques, technical data, designs, drawings, specifications, research records, records of inventions, test information, customer and supplier lists, pricing and cost information, and business and monetary plans and proposals), (c) all rights to sue at law or in equity for any past, present, and future infringement, misappropriation, dilution, or other violation thereof, (d) all Licenses, (e) all Proceeds of the foregoing, including royalties, income, payments, claims, damages, and Proceeds of suit, and (f) all other rights accruing thereunder or pertaining thereto.
          “Intellectual Property Rights” means certain intellectual property rights of the Grantors, as expressly licensed to the Licensee by the Bermuda Borrower pursuant to the NEC License.
          “Intellectual Property Security Interest” means the pledge by the Grantors and the Borrowers pursuant to the Indenture Documents of their right, title, and interest in the intellectual property rights of such Grantors and Borrowers, including the Intellectual Property Rights.
          “Intellectual Property Transferee” has the meaning assigned to that term in Section 25.
          “Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof among the Trustee, the Collateral Agent, the Borrowers, the Super Priority Agent under the Revolving Facilities and the Second Priority Agent under the Second Lien Facilities (as amended, modified, restated and/or supplemented from time to time).
          “Investment Property” means (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
          “Issuers” means (a) the companies identified on Schedule IV hereto as the issuers of the Pledged Notes and any successors to any such companies, (b) the companies identified on Schedule V hereto as the issuers of the Pledged Stock, (c) any other Subsidiaries of Bermuda Holdings created or acquired after the date hereof the equity of which is required to be pledged by this Agreement or Section 5.17 (Additional Subsidiary Guarantors) of the Indenture and (d) any other issuer of any Investment Property; individually, each an “Issuer”.
          “License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Intellectual Property, including any Copyright License, Patent License or Trademark License.
          “Licensee” means the NEC Corporation.
          “NEC License” means the Collaboration and Licensing Agreement, dated November 25, 2005, between the Bermuda Borrower and Licensee (as amended, modified, restated and/or supplemented from time to time) pursuant to which the Bermuda Borrower licensed the Intellectual Property Rights to Licensee.
          “Non-U.S. Collateral” has the meaning assigned to that term in Section 2.

          “Non-U.S. Obligations” means the Obligations, other than the Obligations of any Domestic Entity and Guarantor Obligations under the Note Guarantee in respect thereof.
          “Noteholders” means the “Holders” under the Indenture.
          “Notes” has the meaning assigned to that term in the Recitals.
          “Obligations” means the Borrower Obligations and the Guarantor Obligations. For the avoidance of doubt, the term Obligations shall include Non-U.S. Obligations.
          “Patent License” means any agreement, whether written, oral or electronic, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention or any other right covered in whole or in part by a Patent, including, without limitation, any Patent referred to in Schedule II hereto.
          “Patents” means all United States and foreign registered patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to on Schedule II hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
          “Pledged Notes” means all promissory notes listed on Schedule IV hereto, and any other promissory note issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by such Grantor (other than to a Subsidiary of such Grantor) in the ordinary course of business and Undelivered Notes) required to be pledged pursuant to this Agreement.
          “Pledged Stock” means the shares of Capital Stock listed on Schedule V hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Grantor and that are required by this Agreement or the Indenture to be pledged hereunder while this Agreement is in effect; provided, that to the extent that any pledge of Foreign Subsidiary Voting Stock of any Foreign Subsidiary of a Domestic Entity is made hereunder to support the U.S. Obligations it shall be limited to no more than 65% of such Foreign Subsidiary Voting Stock.
          “Proceeds” means “proceeds”, as such term is defined in Section 9-102(a)(64) of the Code and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to any Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to any Grantor from time to time in connection with any taking of all or any part of the Collateral by any Governmental Authority or any Person acting under color of Governmental Authority, (c) all judgments in favor of any Grantor in respect of the Collateral, (d) all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto and (e) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.
          “Required Holders” means the holders of a majority in aggregate principal amount of the then outstanding Notes.
          “Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Revolving Credit Agreement” means that certain Revolving Credit Agreement entered into as of the date hereof among the U.S. Borrower, the Bermuda Borrower, Bermuda Holdings, the lenders from time to time parties thereto, Jefferies Finance LLC, as administrative agent, sole lead arranger and sole bookrunner, and Jefferies Finance LLC, as syndication agent.
          “Revolving Facilities” means the revolving credit facility under the Revolving Credit Agreement.
          “SEC” means the Securities and Exchange Commission, or any successor agency thereto.
          “Second Lien Credit Agreement” means that certain First Amended and Restated Second Lien Credit Agreement entered as of August 28, 2006 (as amended, modified, restated and/or supplemented from time to time) among the Borrowers, the lenders party thereto, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P. as syndication agent and the Second Priority Agent.
          “Second Lien Facilities” means the credit facility under the Second Lien Credit Agreement.
          “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
          “Security Interest” has the meaning assigned to that term in Section 5(j).
          “Stock Issuer” means each Issuer of Pledged Stock.
          “Super Priority Agent” means Jefferies Finance LLC or any entity that succeeds Jefferies Finance LLC as administrative agent under the Revolving Credit Agreement in accordance with the terms thereof.
          “Super Priority Claimholders” has the meaning assigned to that term in the Intercreditor Agreement.

          “Super Priority Collateral Agreement” means the Super Priority First Lien Collateral Agreement, dated as of the date hereof, executed and delivered by the Grantors.
          “Trademark License” means any agreement, whether written, oral or electronic, providing for the grant by or to any Grantor of any right in or under any registered Trademark, including, without limitation, those referred to in Schedule III hereto.
          “Trademarks” means (a) all domestic and foreign registered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, internet domain names, designs, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications and renewals in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule III hereto, (b) all renewals and extensions thereof, (c) any and all claims by Grantors against third parties for any past, present or future infringement or dilution of any of the foregoing and (d) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income payments, claims, damages and proceeds of suit.
          “Trustee” has the meaning assigned to that term in the Recitals.
          “Undelivered Notes” means any promissory notes issued to any Grantor and not delivered to the Collateral Agent so long as the aggregate principal amount of all Undelivered Notes shall not exceed, at any time, $1,000,000.
          “U.S. Borrower” has the meaning assigned to that term in the Recitals.
          “U.S. Obligations” means the Obligations, other than the Non-U.S. Obligations. “Vehicles” means all cars, trucks, trailers and other vehicles covered by a certificate of title law of any state.
     2. Grant of Security Interest.
     (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Indenture Claimholders, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however (x) Vehicles and (y) interests in “50/50” or minority owned joint ventures to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein (collectively, the “General Collateral”):

     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) the Commercial Tort Claims listed on Schedule VIII hereto;
     (iv) all Contracts;
     (v) all Documents;
     (vi) all Equipment;
     (vii) all General Intangibles;
     (viii) all Instruments;
     (ix) all Intellectual Property;
     (x) all Inventory;
     (xi) all Investment Property;
     (xii) all Letter of Credit Rights;
     (xiii) all Money;
     (xiv) all books and records pertaining to the Collateral;
     (xv) all other Goods and personal property of such Grantor, whether tangible or intangible and whether now or hereafter owned by such Grantor, and wherever located; and
     (xvi) to the extent not otherwise included, all Supporting Obligations with respect to all of the foregoing, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, that (1) in no event shall the General Collateral include more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary of a Domestic Entity, (2) notwithstanding any of the other provisions set forth in this Section 2(a), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the Code, and (3) notwithstanding any of the other provisions set forth in this Section 2(a), the General Collateral shall not include any Capital Stock of any Subsidiary of Bermuda Holdings to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes or the Note Guarantee, to file separate financial statements with the SEC (or any other governmental agency) but only for so long as such requirement is in existence; provided, that neither Bermuda Holdings nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause (3). For avoidance of doubt, the General Collateral shall secure all Obligations including, without limitation, the Non-U.S. Obligations.
          (b) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Non-U.S. Obligations, each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Indenture Claimholders, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however, interests in “50/50” or minority owned joint ventures to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein (collectively, the “Non-U.S. Collateral”):
Any Investment Property not pledged under Section 2(a) pursuant to clause (1) of the proviso immediately following such subsection;
provided, that notwithstanding any of the other provisions set forth in this Section 2(b), the Non-U.S. Collateral shall not include any Capital Stock of any Subsidiary of Bermuda Holdings to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Capital Stock secures the Notes or the Note Guarantee, to file separate financial statements with the SEC (or any other governmental agency) but only for so long as such requirement is in existence; provided, that neither Bermuda Holdings nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause.
          Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
     3. Rights of Collateral Agent and Limitations on Collateral Agent’s and Noteholders’ Obligations.
          (a) Each Grantor Remains Liable under Accounts, Licenses, Contracts, Etc. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Licenses and Contracts to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, License or Contract. Neither the Collateral Agent nor any Indenture Claimholder shall have any obligation or liability under any Account, License or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Indenture Claimholder of any payment relating to such Account, License or Contract pursuant hereto, nor shall the Collateral Agent or any Indenture Claimholder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, License or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, License or Contract, or, with respect to any Collateral, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default has occurred and so long as such Event of Default shall be continuing, upon the request of the Collateral Agent, acting at the direction of the Required Holders, the Grantor receiving such request shall, and the Collateral Agent may, acting at the direction of the Required Holders (with concurrent notice to such Grantor thereof), notify account debtors on the Accounts and parties to the Contracts and Licenses that the Accounts, Contracts and Licenses have been assigned to the Collateral Agent for the ratable benefit of the Indenture Claimholders and that payments in respect thereof shall be made directly to the Collateral Agent. At any time after an Event of Default shall have occurred and be continuing, the Collateral Agent may (but shall not be obligated to) in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts and Licenses to verify with them to its satisfaction the existence, amount and terms thereof.
          (c) Verification of Accounts and Inventory. The Collateral Agent shall have the right, at the direction of the Required Holders, to appoint at the cost and expense of the Grantors a firm of independent public accountants to make test verifications of the Accounts and Inventory in any reasonable manner and through any medium that such firm considers advisable, and each Grantor agrees to furnish all such assistance and information as such firm may reasonably require in connection therewith; provided, that, so long as no Event of Default shall have occurred and be continuing, (i) any such verification shall be conducted in the name of the relevant Grantor or in such other manner as shall not disclose the Collateral Agent’s identity or interest in the Collateral and (ii) the Collateral Agent, through such firm, shall conduct such verification with respect to any Grantor no more frequently than once per year and shall give the Borrower reasonable advance notice thereof. The Collateral Agent may (but shall not be obligated to) after the occurrence and during the continuance of an Event of Default in its own name or in the name of the Noteholders communicate with account debtors in order to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts and/or Inventory. The Collateral Agent shall be under no obligation to conduct any verification contemplated by this clause (c), except through a firm of independent public accountants appointed as aforesaid, and the Collateral Agent shall not be liable for the negligence or misconduct of any such firm.

     4. Representations and Warranties. Each Grantor hereby represents and warrants that:
          (a) Power and Authority. Each Grantor has the corporate or limited liability company power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Agreement and has taken all necessary corporate or limited liability company actions to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement.
          (b) Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the ratable benefit of the Indenture Claimholders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Indenture, each Grantor owns each item of the Collateral free and clear of any and all Liens except Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Indenture Claimholders, pursuant to this Agreement or (ii) as may be permitted pursuant to the Indenture.
          (c) Perfected Liens. With respect to assets located in the United States or subject to United States law, the Liens granted pursuant to this Agreement will (upon taking of the applicable actions with respect thereto described in subclauses (i), (ii) and/or (iii) below) constitute perfected Liens on the Collateral in favor of the Collateral Agent, for the ratable benefit of the Indenture Claimholders, to the extent that (i) such Liens can be perfected by filing a financing statement under the Uniform Commercial Code, as in effect in the relevant jurisdiction, (ii) such Liens can be perfected by recording a security agreement with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any Grantor is required to deliver such Collateral to the Collateral Agent pursuant to Section 5(a) hereof, which are prior to all other Liens on the Collateral created by such Grantor and in existence on the date hereof, except for Liens permitted to exist on the Collateral pursuant to the Indenture, and which are enforceable as such against all creditors of and purchasers from such Grantor.
          (d) Accounts and Records. The amount represented by each Grantor to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder in all material respects, subject to adjustments in the ordinary course of business. No amount payable to such Grantor under or in connection with any Account, Contract or License in excess of $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Super Priority Agent (so long as obligations under the Super Priority Loan Documents are outstanding) or the Collateral Agent except for notes receivable from officers pursuant to executive stock purchase plans and Pledged Notes that are not required to be delivered to the Super Priority Agent on the date hereof pursuant to the Super Priority Loan Documents. The place where each Grantor keeps its records concerning the Accounts and the other Collateral is located at an address listed on Schedule VII hereto.
          (e) Consents. Each Contract and License is in full force and effect and, to the best knowledge of each Grantor, constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and, except to the extent that the failure of such Contract or License to be in full force and effect or enforceable shall not have, and would not reasonably be expected to result in, a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts, Licenses or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account, License or Contract to any material adverse limitation, either specific or general in nature. No Grantor and (to the best of such Grantor’s knowledge) no other party to any Account, License or Contract is in default in the performance or observance of any of the material terms thereof. Each Grantor has fully performed all its material obligations under each License and Contract to the extent such obligations are required to be performed on or prior to the date hereof. The right, title and interest of such Grantor in, to and under each Account, License and Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Account, License or Contract as Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to any of the foregoing.
          (f) Inventory. The Inventory located in the United States is kept at the locations listed on Schedule VI hereto, as amended or supplemented from time to time pursuant to this Agreement, and any Inventory now or hereafter produced by any Grantor has been and will be produced in compliance in all material respects with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations thereunder.
          (g) Equipment. The Equipment located in the United States is kept at the locations listed on Schedule VI hereto, as amended or supplemented from time to time pursuant to this Agreement.
          (h) Chief Executive Office. Each Domestic Grantor’s chief executive office and chief place of business is located at the address listed on Schedule VII hereto, as amended or supplemented from time to time pursuant to Section 5(p) hereof.
          (i) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          (j) Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares or interests of all classes of the Capital Stock of each Stock Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock pledged by a Grantor that is a Domestic Entity in support of the U.S. Obligations, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of the relevant Stock Issuer. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. To the best knowledge of such Grantor, each of the Pledged Notes pledged by such Grantor hereunder constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, in each case, except for and subject to the Lien created by this Agreement and Permitted Liens.
          (k) Patents, Trademarks and Copyrights.
     (i) Schedule II hereto includes all material Patents and Patent Licenses owned or held by each Grantor in its own name as of the date hereof. Schedule III hereto includes all material registered Trademarks and Trademark Licenses owned or held by each Grantor in its own name as of the date hereof. Schedule I hereto includes all material registered Copyrights and Copyright Licenses owned or held by each Grantor in its own name as of the date hereof. Except as set forth on Schedule II or Schedule III, to the best knowledge of each Grantor, each material Patent and material registered Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned, cancelled or dedicated to the public.
     (ii) Each Grantor owns, or has been granted the right to use, pursuant to a valid and enforceable License, all Intellectual Property necessary for and actually used in the conduct of its business.
     (iii) All licenses of each Grantor’s Trademarks are in force and, to the best knowledge of such Grantor, not in default. No holding, decision or judgment has been rendered by any Governmental Authority with respect to any Patent or Trademark which would limit, cancel or question the validity of any Patent or Trademark. Except as set forth on Schedule II or Schedule III, no action or proceeding is pending or, to the knowledge of such Grantor, threatened (A) seeking to limit, cancel or question the validity of any material Patent or Trademark or such Grantor’s ownership thereof, or (B) which, if adversely determined, would have a material adverse effect on the value of any material Patent or Trademark.
          (l) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened by or against such Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any material portion of the Collateral or the granting of the security interests hereby.
     (i) Each Grantor hereby represents and warrants that Schedule VIII hereto sets forth all Commercial Tort Claims of such Grantor with a reasonably anticipated value in excess of $500,000 individually or $2,500,000 in the aggregate.
          (m) Deposit Accounts and Securities Accounts. The Deposit Account and Securities Accounts of each Grantor are set out on Schedule IX hereto.

     5. Covenants. Each Grantor covenants and agrees with the Collateral Agent and the Noteholders that, from and after the date of this Agreement until the Obligations are paid in full:
          (a) Further Documentation; Pledge of Instruments and Chattel Paper.
     (i) Upon the written request of any of the Super Priority Agent, the Collateral Agent, acting at the direction of the Required Holders, or the Second Priority Agent, or as provided in the Opinion of Counsel delivered pursuant to Section 12.02(b) of the Indenture, and at the sole expense of such Grantor, any Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Super Priority Agent, the Collateral Agent, acting at the direction of the Required Holders, or the Second Priority Agent may reasonably request for the purpose of, obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby, (B) in the case of Investment Property and any other relevant Collateral, taking actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, (C) making a notification to the account debtor or other actions reasonably advisable pursuant to Section 9-301 of the Code or any other applicable Requirement of Law in respect of the assets and rights pledged by such Grantor to the Collateral Agent and the Indenture Claimholders and (D), in the case of Intellectual Property, the filing of security agreements or such other documents not more often than quarterly with respect to such property acquired or arising after the date hereof with the United States Copyright Office or the United States Patent and Trademark Office or the office of any similar foreign registry. Each Grantor also hereby authorizes the Collateral Agent to file (after written notice to the Borrower) any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable law; provided, that any failure to give any such notice shall not affect the validity or effectiveness of any such filing. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent, acting at the direction of the Required Holders, may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets whether now owned or hereafter acquired.” A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.
     (ii) If any amounts payable under or in connection with any of the Collateral having a face value in excess of $1,000,000 in the aggregate at any one time outstanding shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent and, in the case of Pledged Notes, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated allonge covering such Pledged Note duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, in each case to be held as Collateral pursuant to this Agreement. Subject to Section 5(s)(ii), so long as no Default or Event of Default has occurred and is continuing, upon request by any Grantor, the Collateral Agent shall make available any such pledged Collateral to such Grantor, or its designee, that such Grantor specifies is required for the purpose of ultimate sale, exchange, presentation, collection, renewal, registration or transfer thereof; provided, that such Grantor agrees to return such pledged Collateral to the Collateral Agent within 21 days from the time of delivery by the Collateral Agent, except for pledged Collateral that has been fully repaid, satisfied, or transferred as permitted under the Indenture.
     (iii) Notwithstanding anything set forth in this Agreement to the contrary, (x) so long as no Default or Event of Default has occurred and is continuing, no Grantor shall be required to deliver to the Collateral Agent any Instrument, Certificated Security or Chattel Paper to be held by the Collateral Agent as Collateral pursuant to this Agreement so long as the aggregate amount evidenced by all such Instruments, Certificated Securities and Chattel Paper does not exceed $1,000,000 at any one time outstanding, (y) if any physical item of Collateral otherwise required to be delivered to the Super Priority Agent or the Collateral Agent pursuant to this Agreement is not delivered to the Super Priority Agent or the Collateral Agent by or on the date hereof, such non-delivery shall not constitute a breach of this Agreement; provided, however, that (A) Bermuda Holdings will use its commercially reasonable efforts to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all Liens in such physical Collateral duly created and enforceable and perfected, to the extent otherwise required by this Agreement, promptly following the date hereof, and (B) Bermuda Holdings shall deliver or cause to be delivered such item of physical Collateral pursuant to the terms hereof to the extent such Collateral is delivered to the Super Priority Agent pursuant to the terms of the Super Priority Loan Documents, except that if the Discharge of Super Priority Obligations has occurred, Bermuda Holdings shall deliver or cause to be delivered such item of physical Collateral to the Collateral Agent, and (z) any time period with respect to any action related to perfection of Liens in the Pledged Stock issued by Persons organized in any jurisdiction other than the United States or a state thereof shall automatically be extended to the same extent such time period is extended under the Super Priority Loan Documents, or if after the Discharge of the

Super Priority Obligations, as agreed to by the Collateral Agent, acting at the direction of the Required Holders.
     (iv) Notwithstanding the foregoing provisions of this Section 5(a) or any other provision of this Agreement, the parties hereto acknowledge and agree that the Super Priority Agent for the benefit of the Super Priority Claimholders has a prior security interest in the Collateral and that certificates, instruments and documents representing or evidencing the Collateral are required to be delivered to and held by the Super Priority Agent under the Revolving Credit Agreement and/or other applicable Super Priority Loan Documents, subject to Section 5.5 (Bailee for Perfection) of the Intercreditor Agreement, and such delivery to the Super Priority Agent under the applicable Super Priority Loan Documents shall be deemed to satisfy any requirement for such delivery to the Collateral Agent under this Agreement so long as obligations under the Super Priority Loan Documents are outstanding.
     (b)  Indemnification.
            (i) Each Grantor agrees to pay, and to save the Collateral Agent, the Indenture Claimholders and their respective successors, assigns, employees, affiliates and agents (hereinafter referred to individually as “Indemnitee”, and collectively as “Indemnitees”) harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees, costs and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by such Grantor in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided, however, that no Grantor shall be liable for the payment of any portion of such liabilities, costs or expenses resulting from the gross negligence or willful misconduct of any Indemnitee. Without limiting the preceding sentence, each Grantor will indemnify and save and keep harmless the Indemnitees from and against all expense, loss or damage suffered by reason of any counterclaim of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.
            (ii) Each Grantor agrees to reimburse the Collateral Agent upon demand for the amount of any and all costs and expenses, including the reasonable out-of-pocket fees, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents, which the Collateral Agent may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (D) services rendered as Collateral Agent.
          (iii) Without limiting the application of clauses (b)(i) and (ii) hereof, each Grantor agrees to pay, or reimburse the Collateral Agent for, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge or any taxes or Lien upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
          (iv) If and to the extent that the obligations of a Grantor under this Section 5(b) are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.
        (c) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, Contracts and Licenses. Each Grantor will mark its internal books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Collateral Agent’s and the Indenture Claimholders’ further security, the Collateral Agent, for the ratable benefit of the Indenture Claimholders, shall have a security interest in each Grantor’s books and records pertaining to the Collateral, and each Grantor shall make available for review any such books and records to the Collateral Agent or to its representatives during normal business hours at the reasonable request of the Collateral Agent, acting at the direction of the Required Holders. Each Grantor shall permit representatives of the Collateral Agent, acting at the direction of the Required Holders, upon reasonable notice to the Borrower (but no more frequently than monthly unless a Default or Event of Default shall have occurred and be continuing), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of such Grantor with officers and employees thereof and with their independent certified public accountants.
        (d) Right of Inspection. The Collateral Agent and the representatives of any Noteholder shall upon reasonable notice (made through the Collateral Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) have full and free reasonable access to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of Bermuda Holdings, the Borrowers and their respective Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Borrowers, and the Borrowers agree to render to the

Collateral Agent at the Borrowers’ cost and expense, and to the Noteholders, such clerical and other assistance as may be reasonably requested with regard thereto. Notwithstanding anything to the contrary in this clause (d), the Collateral Agent shall have no obligation to make any inspection contemplated by such clause.
          (e) Compliance with Laws, etc. Each Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor’s business except where failure to so comply could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole; provided, that such Grantor may contest any Requirement of Law in any reasonable manner which shall not adversely affect the Collateral Agent’s or the Indenture Claimholders’ rights or the priority of their Liens on the Collateral.
          (f) Compliance with Terms of Contracts, etc. Each Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except where failure to so perform or comply could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole.
          (g) Payment of Obligations. Each Grantor will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (i) that no such charge need be paid if (x) the validity thereof is being contested in good faith by appropriate proceedings, (y) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (z) such charge is adequately reserved against on such Grantor’s books in accordance with GAAP and (ii) where failure to make such payment could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole.
          (h) Maintenance of Insurance. Each Grantor shall maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability and business interruption insurance) as are usually insured against in the same general area by, companies engaged in the same or a similar business, and furnish to the Collateral Agent (which furnishing may be made to the Collateral Agent via a secured internet web page or via electronic mail), (i) annually, a schedule disclosing all insurance against products liability risk maintained by Bermuda Holdings and its Subsidiaries pursuant to this Section 5(h) or otherwise and (ii) upon written request of any Noteholder, full information as to the insurance carried; provided that the Grantors may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith. All insurance maintained by such Grantor pursuant to this Section 5(h) shall (i) provide that the insurance provider shall endeavor to provide 30 days written notice to the Collateral Agent of any cancellation, material reduction in amount or material change in coverage thereof and (ii) name the Collateral Agent as insured party or loss payee.
          (i) Limitation on Liens on Collateral. No Grantor will create, incur or permit to exist, and each Grantor will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Indenture, and will take all commercially reasonable actions to defend the right, title and interest of the Collateral Agent and the Indenture Claimholders in and to any of the Collateral against the claims and demands of all Persons whomsoever.
          (j) Limitations on Dispositions of Collateral. No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted by the Indenture. Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Agreement (the “Security Interest”). It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section, the Security Interest shall in any event continue in the Proceeds of Collateral. The Collateral Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by any Grantor to accomplish or confirm the release of Collateral provided by this Section. Any such release of Collateral provided by the Collateral Agent shall specifically describe that portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Collateral Agent has not assigned its rights and interests to any other Person). Such Grantor shall pay all of the Collateral Agent’s reasonable expenses in connection with any release of Collateral.
          (k) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. No Grantor will (i) amend, modify, terminate or waive any provision of any Contract, agreement or lease giving rise to an Account or License in any manner which could reasonably be expected to materially adversely affect the value of such Contract, Account or License as Collateral, except in a manner consistent with the ordinary and customary conduct of its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract, agreement or lease giving rise to an Account or License (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or (iii) fail to deliver to the Collateral Agent upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material Contract, agreement or lease giving rise to an Account or License except, with respect to clauses (i) and (ii) to the extent that such amendment, modification, termination, waiver or failure would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole.
          (l) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by each Grantor over a period of time, no Grantor will grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.
          (m) Maintenance of Equipment. Each Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.
          (n) Further Identification of Collateral. Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent, acting at the direction of the Required Holders, may reasonably request, all in reasonable detail.
          (o) Notices. Each Grantor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Liens created hereby or permitted under the Indenture) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.
          (p) Changes in Locations, Name, etc. No Grantor will (i) change its jurisdiction of organization or (ii) change its name, chief executive office, chief place of business or corporate structure, in each case to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless it shall have provided at least 15 days’ prior written notice to the Collateral Agent of any such event and provide the Collateral Agent with its new jurisdiction of organization or the change in such Grantor’s name, chief executive office, chief place of business or corporate structure, as the case may be. In connection with any actions permitted pursuant to clauses (i) or (ii) of this Section 5(p), the Collateral Agent shall be entitled to receive any legal opinions it or the Required Holders reasonably request as to the continued perfection of the security interest granted hereby in the Collateral, which opinions shall be deemed satisfactory to the Collateral Agent if substantially similar to the perfection opinions given by Gibson, Dunn & Crutcher LLP on the date hereof.
          (q) Copyrights. Each Grantor (i) will employ the Copyright for each material published work with such notice of copyright as may be required by law to secure copyright protection and (ii) will not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and:
(A)	will not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain;

(B)	shall notify the Collateral Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding such Grantor’s ownership of any such Copyright or its validity;

(C)	will take all necessary steps as it shall deem appropriate under the circumstances in its reasonable discretion, to maintain and pursue each application for registration (and to obtain the relevant registration thereof) of each material Copyright and to maintain each registration of each material Copyright (including, without limitation, payment of any necessary renewal, maintenance, and other fees and taxes) owned by such Grantor including, without limitation, filing of applications for renewal, where necessary; and

(D)	will promptly notify the Collateral Agent of any material infringement of any material Copyright of such Grantor of which it becomes aware and will take such actions as it shall deem appropriate in its reasonable business judgment under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.
         (r) Patents and Trademarks.
     (i) Each Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines not to do so, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) use reasonable efforts to employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless within 45 days after such use or adoption the Collateral Agent, for the ratable benefit of the Indenture Claimholders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, abandoned or otherwise impaired in any way.
     (ii) No Grantor will, except with respect to any Patent that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines so to do, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated to the pubic.

     (iii) Each Grantor will notify the Collateral Agent immediately if it knows that any material registered Patent or any material application relating to any Patent, or any application or registration relating to any Trademark may become cancelled, abandoned or dedicated to the public, or of any adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor’s ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.
     (iv) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for any Patent or for the registration of any Trademark with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, or (ii) acquire any Patent, Patent application, registered Trademark or application for registration of any Trademark such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing or acquisition occurs. Such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as are requested by any of the Super Priority Agent, the Collateral Agent, acting at the direction of the Required Holders, or the Second Priority Agent, necessary under applicable laws (but only with respect to Patents and Trademarks registered in the United States) to perfect the Collateral Agent’s security interest in any Patent or Trademark or Copyright and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints and constitutes the Collateral Agent its attorney-in-fact to execute and file (without any obligation to do so) all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest and is irrevocable until the Obligations are paid in full.
     (v) Each Grantor, except with respect to any Patent or Trademark such Grantor shall reasonably determine is of immaterial economic value to it or it otherwise reasonably determines not to so do and except with respect to any Trademark that is not registrable, will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent and each registration of Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability when appropriate.

     (vi) In the event that any material Patent or material registered Trademark included in the Collateral is infringed, misappropriated or diluted by a third party which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole, such Grantor shall promptly notify the Collateral Agent after it learns thereof and shall, unless such Grantor shall reasonably determine that such Patent or Trademark is of immaterial economic value to such Grantor, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including but not limited to taking action to promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
(s) Investment Property.
     (i) If such Grantor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Indenture Claimholders, hold the same in trust for the Collateral Agent and the Indenture Claimholders and deliver the same (or an equivalent certificate reissued in the name of the Collateral Agent) forthwith to the Collateral Agent, as may be applicable, in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.
     (ii) Without the prior written consent of the Collateral Agent, acting at the direction of the Required Holders, such Grantor will not (A) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except as expressly permitted by the Indenture) or (B) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Lien provided for by this Agreement and Permitted Liens.

     (iii) In the case of each Grantor which is an Issuer, such Issuer agrees that (A) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (B) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) hereof with respect to the Investment Property issued by it and (C) the terms of Sections 7(c) and 10 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 with respect to the Investment Property issued by it. Each Grantor shall cause any Issuer (who is not a Grantor) of any Investment Property pledged by such Grantor hereunder to execute and deliver the Acknowledgment and Consent in the form of Annex 1 hereto; provided, that each Issuer (as of the date hereof and who is not a Grantor) shall deliver an Acknowledgment and Consent hereunder contemporaneously with any Acknowledgment and Consent such Issuer provides to the Super Priority Agent, but in any event no later than 30 days after the date hereof.
     6. Collateral Agent’s Appointment as Attorney-in-Fact.
          (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time after the occurrence, and during the continuation, of an Event of Default at the Required Holders’ direction, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following at the direction of the Required Holders, after the occurrence and during the continuance of an Event of Default:
     (i) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent, acting at the direction of the Required Holders, for the purpose of collecting any and all such moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral whenever payable;
     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; provided, that if such taxes are being contested in good faith and by appropriate proceedings, the Collateral

     Agent will consult with such Grantor before making any such payment; and
     (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent, acting at the direction of the Required Holders, shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent, acting at the direction of the Required Holders, may deem appropriate; (G) to assign any Intellectual Property throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall determine, acting at the direction of the Required Holders; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option, acting at the direction of the Required Holders, and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent, acting at the direction of the Required Holders, reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Indenture Claimholders’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          (b) Other Powers. (i) Each Grantor also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 or 10 hereof, any indorsement, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) each Grantor authorizes the Collateral Agent (without prejudice to its rights under Section 12.10 of the Indenture) to file financing statements with respect to the Collateral without the signature of such Grantor in such form (including, without limitation, a financing statement describing the collateral as “all assets”) and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the

Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.
          (c)No Duty on Collateral Agent’s or Indenture Claimholders’ Part. The powers conferred on the Collateral Agent and the Indenture Claimholders hereunder are solely to protect the Collateral Agent’s and the Indenture Claimholders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Indenture Claimholder to exercise any such powers. The Collateral Agent and the Indenture Claimholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.
     7. Investment Property.
          (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid by the relevant Issuer to the extent permitted in the Indenture in respect of the Pledged Stock, and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that each Grantor agrees that it shall not vote in any way that would be inconsistent with or result in any violation of any provision of the Indenture, the Notes, the Collateral Documents or any of the other Indenture Documents. The Collateral Agent shall, at the Borrower’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to the Borrower all proxies and other instruments as the Borrower may reasonably request for the purpose of enabling any Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section.
          (b) If an Event of Default shall occur and be continuing, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as provided for in the Indenture and (ii) any or all of the Investment Property may be registered in the name of the Collateral Agent or its nominee, and, subject to the terms of this Agreement, the Collateral Agent or its nominee, each acting at the direction of the Required Holders, may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders or noteholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 13 hereof, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, to the extent such instruction is in compliance with applicable law.
          (d) The rights of the Collateral Agent and the Indenture Claimholders hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent or any Indenture Claimholders of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Collateral Agent nor any Indenture Claimholders shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent agrees to release promptly to the Borrower any dividends, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Collateral which it may receive under Section 7(b) hereof if, prior to the occurrence of an acceleration of any of the Obligations, all Defaults and Events of Default have been waived or are no longer continuing.
     8. Performance by Collateral Agent of Any Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the interest rate applicable to payments on overdue principal on the Notes, shall be payable by such Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby; provided, that the Collateral Agent shall in any event first have given such Grantor written notice of its intent to do the same and such Grantor shall not have, within 30 days of such notice (or such shorter period as the Collateral Agent may reasonably determine is necessary in order to preserve the benefits of this Agreement with respect to any material portion of the Collateral), paid such claim or obtained to the Collateral Agent’s satisfaction the release of the claim or Lien to which such notice relates.
     9. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent on behalf of the Indenture Claimholders and acting at the direction of the Required Holders, except with respect to the Pledged Stock, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. With respect to the Pledged Stock, in the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Indenture, the

Collateral Agent on behalf of the Indenture Claimholders and acting at the direction of the Required Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, acting at the direction of the Required Holders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Indenture Claimholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Indenture Claimholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Indenture Claimholders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 7.10 (Priorities) of the Indenture subject to the Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Sections 9-615(a)(3) and 9-615(a)(4) of the Code, need the Collateral Agent account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Indenture Claimholder arising out of the exercise by them of any rights hereunder, except to the extent arising from the gross negligence or willful misconduct of the Collateral Agent or such Noteholder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Such Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Indenture Claimholder to collect such deficiency.
          In addition to the rights and remedies specified above, the following provisions shall also be applicable to Intellectual Property. Upon the occurrence and during the continuation of an Event of Default:
          (a) the Collateral Agent shall have the right (but not the obligation), acting at the direction of the Required Holders, to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Indenture and Section 5(b) of this Agreement, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement if such infringement could reasonably be expected to have a material adverse effect on the business, assets or financial condition of Bermuda Holdings and its Subsidiaries taken as a whole; and
          (b) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), under the Intellectual Property now or hereafter owned by such Grantor or that is licensed to such Grantor with the right to grant sublicenses, subject, in the case of Trademarks, to sufficient rights of quality control and inspection in favor of the Trademark owner to avoid the risk of invalidation of said Trademarks.
     10. Registration Rights.
          (a) If the Collateral Agent, acting at the direction of the Required Holders, shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Collateral Agent, acting at the direction of the Required Holders, it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, acting at the direction of the Required Holders, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 90 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, acting at the direction of the Required Holders, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent, acting at the direction of the Required Holders, shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the

Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Collateral Agent in good faith, acting at the direction of the Required Holders, believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Each Grantor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Collateral Agent and the Noteholders, that the Collateral Agent and the Noteholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
     11. No Subrogation. Notwithstanding any payment or payments made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Noteholder, or the receipt of any amounts by the Collateral Agent or any Indenture Claimholder with respect to any of the Collateral, no Grantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Indenture Claimholder against the Borrowers or any other Grantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Indenture Claimholder for the payment of the Obligations, nor shall any Grantor seek any reimbursement from the Borrowers or any other Grantor in respect of payments made by such Grantor hereunder, or amounts realized by the Collateral Agent or any Indenture Claimholder in connection with the Collateral, and any such rights of subrogation and reimbursement of the Grantors are hereby waived until all amounts owing to the Indenture Claimholders by the Grantors on account of the Obligations are paid in full.
     12. Amendments, etc. with Respect to the Obligations. Each Grantor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby notwithstanding that, without any reservation of rights against any Grantor, and without notice to or further assent by such Grantor, any demand for payment of any of the Obligations made by the Collateral Agent or any Indenture Claimholder may be rescinded by the Collateral Agent or any Indenture Claimholder, and any of the Obligations continued, and the Obligations, or the liability of each Grantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent or any Indenture Claimholder, and the

Indenture, the Notes, the other Indenture Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Collateral Agent or any Indenture Claimholder may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Collateral Agent or any Indenture Claimholder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Indenture Claimholder shall have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any Indenture Claimholder upon this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between any Grantor and the Collateral Agent or any Indenture Claimholder, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Grantor with respect to the Obligations.
     13. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Indenture Claimholder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.
     14. Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in Section 3(c) hereof.
     15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.
     16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     18. No Waiver; Cumulative Remedies. Neither the Collateral Agent nor any Indenture Claimholder shall by any act (except by a written instrument pursuant to Section 20 hereof),

delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Indenture Claimholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Noteholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     19. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Agreement and the other Indenture Documents represent the entire agreement of each Grantor with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent or any Indenture Claimholder relative to the subject matter hereof not reflected herein or in the other Indenture Documents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Collateral Agent in accordance with the Indenture. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Indenture Claimholders and their respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     20. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 11.02 (Notices) of the Indenture or Section 15 (Notices) of the Note Guarantee, as applicable, or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     21. Notices. All notices, requests and demands to or upon each Grantor or the Collateral Agent or any Indenture Claimholder to be effective shall be in writing or by telecopy and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telecopy notice, when sent, addressed to a party at the address provided for such party (including any addresses for copies) in Section 11.02 (Notices) of the Indenture or Section 15 (Notices) of the Note Guarantee, as applicable. The Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Agreement sent by unsecured facsimile transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written notice, instructions or directions, shall provide the originally executed notice, instructions or directions to the Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.
     22. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts (including facsimile and electronic transmission counterparts) taken together shall be deemed to constitute one and the same instrument.
     23. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Indenture Claimholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Indenture Claimholders with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
     24. Nondisturbance. The Collateral Agent agrees, for itself and on the Indenture Claimholders’ behalf, that if any Enforcement Action is taken by the Collateral Agent or by any of the Noteholders with respect to the Intellectual Property Security Interest in the Intellectual Property Rights, the transfer of such Intellectual Property Rights in such Enforcement Action and the exercise by the Collateral Agent or any Indenture Claimholder of any of its other rights under the Indenture Documents, shall be subject to the rights of the Licensee expressly stated in the NEC License and none of the Licensee’s rights under the NEC License shall be discharged, waived, modified, impaired or terminated by reason of such Enforcement Action. To the extent applicable, the Collateral Agent, for itself and on the Indenture Claimholders’ behalf, acknowledges and agrees that all rights and licenses granted under or pursuant to the NEC License are, and shall otherwise be deemed to be, for purposes of Section 365(n) of title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property,” as defined in Section 101 of the Bankruptcy Code.
     25. Attornment. If the interest of any Grantor in any of the Intellectual Property Rights is transferred by reason of, or assigned in lieu of foreclosure or other proceedings for enforcement of, the Indenture Documents, then, subject to the provisions set forth herein, the NEC License with respect to such Intellectual Property Rights shall nevertheless continue in full force and effect and, upon the Collateral Agent’s written request, acting at the direction of the Required Holders, the Licensee shall attorn to the transferee of such Intellectual Property Rights (the “Intellectual Property Transferee”). Although the foregoing provisions shall be self-operative, in order to confirm such attornment, upon the Collateral Agent’s request, acting at the direction of the Required Holders, the Licensee shall execute and deliver to the Collateral Agent (i) an agreement of attornment in form and content reasonably satisfactory to the Collateral Agent, acting at the direction of the Required Holders, and the Licensee, at the Collateral Agent’s sole cost and expense, confirming the foregoing attornment and providing that all the terms, covenants, and conditions of the NEC License on the Licensee’s part will be performed for the benefit of the Intellectual Property Transferee with the same force and effect as if the Intellectual Property Transferee were the originally named licensor of such Intellectual Property Rights in the NEC License, or (ii) a new license with respect to the transferred Intellectual Property Rights with the Intellectual Property Transferee, as licensor, for the remaining term of the NEC License with respect to the transferred Intellectual Property Rights and otherwise on the same terms and conditions and with the same options, if any, then remaining. Nothing herein contained shall be construed to obligate the Collateral Agent to cure any default by any Grantor under the NEC License occurring prior to the date on which the Intellectual Property Transferee succeeds to the Borrowers’ and the Grantor’s rights, it being expressly agreed that under no circumstances shall the Collateral Agent or the Intellectual Property Transferee be obligated to remedy any such default except, in the case of the Intellectual Property Transferee, to the extent that such default continues after the Intellectual Property Transferee takes title to the transferred Intellectual Property Rights and the Intellectual Property Transferee has assumed the obligations with respect to the NEC License as provided in clauses (i) and (ii) above.
     26. Additional Grantors. Each Subsidiary of Bermuda Holdings that is required to become a party to this Agreement pursuant to Section 5.17 (Additional Subsidiary Guarantors) of the Indenture shall become a Grantor for all purposes of this Agreement, and a Guarantor for all purposes of the Note Guarantee, upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.
     27. Releases. Without limiting Sections 12.03 (Release of Collateral), 12.04 (Specified Releases of Collateral) and 12.05 (Release upon Satisfaction or Defeasance of all Outstanding Obligations) of the Indenture, the Collateral Agent agrees to cooperate with each Grantor with respect to any sale permitted by Sections 5.10 (Asset Sales) and 5.16 (Sale and Leaseback Transactions) of the Indenture and promptly take such action and execute and deliver such instruments and documents reasonably requested by such Grantor to release, without recourse or warranty, the Liens and security interests created hereby relating to any of the assets or property affected by any sale permitted by Sections 5.10 (Asset Sales) and 5.16 (Sale and Leaseback Transactions) of the Indenture including, without limitation, any necessary Uniform Commercial Code amendment, termination or partial termination statement.
     28. Termination. This Agreement shall terminate when all the Obligations have been paid in full. Upon such termination, the Collateral Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to each Grantor, or to such person or persons as such Grantor shall designate, or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments or reassignment and release in form reasonably requested by such Grantor. Any such reassignment and release shall be without recourse upon or warranty by the Collateral Agent (other than a warranty that the Collateral Agent has not assigned its rights and interests hereunder to any Person) and at the expense of each Grantor.
     29. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     30. Incorporation by Reference. In connection with its execution and acting hereunder the Collateral Agent is entitled to all rights, privileges, protections, immunities and benefits provided to it under the Indenture.
* * * * * * * * * *

     IN WITNESS WHEREOF, each of the undersigned has caused this Indenture Collateral Agreement to be duly executed and delivered as of the date first written above.

STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

STRATUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

STRATUS TECHNOLOGIES BERMUDA LTD.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

SRA TECHNOLOGIES CYPRUS LIMITED
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

STRATUS TECHNOLOGIES IRELAND LIMITED
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

CEMPRUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

CEMPRUS LLC
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
Title:

Signature Page to the Indenture Collateral Agreement

Accepted and agreed to:
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Collateral Agent

By:	/s/ Raymond K. O’Neil
	Name:	Raymond K. O’Neil
	Title:	Senior Associate

Signature Page to the Indenture Collateral Agreement

Schedule I to
Collateral Agreement
Copyrights and Copyright Licenses
None.

Schedule II to
Collateral Agreement
Patents and Patent Licenses
See attached.

Stratus Technologies Bermuda Ltd.
(f/k/a Stratus Technologies International, SA.R.L. and
Stratus Computer Systems, S.A.RL.)
ISSUED PATENTS:

	Kirkpatrick
	Ref. No. (Case
	No.):	Stratus Ref. No.	Title	Issue Date:	Patent #:
1	SRT-001	S8	Methods and Apparatus for Persistent Volatile Computer Memory	11-Jan-2005	6,842,823

2	SRT-003	S12	Method and Apparatus for Deterministically Booting a Redundant Fault-Tolerant System	10-Feb-2004	6,691,225

3	SRT-008	H21	Methods and Apparatus for Generating High-Frequency Clocks Deterministically From a Low-Frequency System Reference Clock	02-Nov-2004	6,813,721

4	SRT-009	H3/13	A Method and Apparatus for Efficiently Moving Portions of a Memory Block	20-Sep-2005	6,948,010

5	SRT-010	S11	Maintenance of Consistent, Redundant Mass Storage Images	05-Oct-2004	6,802,022

6	SRT-011	H7	Caching For I/O Virtual Address Translation And Validation Using Devise Drivers	26-Apr-2005	6,886,171

7	SRT-012	H5	Apparatus and Methods for Identifying Bus Protocol Violations	20-Jul-2004	6,766,479

8	SRT-013	H26	Method and Apparatus for Clock Management Based on Environmental Conditions	06-Apr-2004	6,718,474

9	SRT-014	S32	Implementing Standards-Based File Operations in Proprietary Operating Systems	29-Nov-2005	6,970,892

10	SRT-016	H8	Methods And Apparatus for Computer Bus Error Termination	07-Feb-2006	6,996,750

11	SRT-019	S34	Systems and Methods for Caching With File-Level Granularity	20-Jul-2004	6,766,413

12	SRT-020	H27	Coordinated Recalibration Of High Bandwidth Memories in a Multiprocessor Computer	29-Mar-2005	6,874,102

13	SRT-021	S33	A Method and Apparatus for Storing Transactional Information in Persistent Memory	31-May-2005	6,901,481

14	SRT-022		Apparatus and Methods for Fault Tolerant Computing Using a Switching Fabric	20-Jun-2006	7,065,672

15	SRT-023	S35	A Method and Apparatus for Managing Session Information	01-Mar-2005	6,862,689

	Kirkpatrick
	Ref. No. (Case
	No.):	Stratus Ref. No.	Title	Issue Date:	Patent #:
16	SRT-024	H42	Apparatus and Method for Accessing a Mass Storage Device in a Fault-Tolerant Server	29-Nov-2005	6,971,043

17	SRT-025	H40	Apparatus and Method for Two Computing Elements in a Fault-Tolerant Server to Execute Instructions In Lockstep	09-Aug-2005	6,928,583

18	SRT-029	S9	System and Method for Operating a SCSI Bus With Redundant SCSI Adaptors	11-May-2004	6,735,715

19	SRT-030	HI5/16/19	System and Method for Operating a System With Redundant Peripheral Bus Controllers	16-Mar-2004	6,708,283

20	SRT-031	H10	Hot Plug Switch Mechanism	12-Mar-2002	6,355,991

21	SRT-032	H1	Fault-Tolerant Computer System With Voter Delay Buffer	16-Nov-2004	6,820,213

22	SRT-033	S3A	Fault-Tolerant Maintenance Bus Architecture	14-Oct-2003	6,633,996

23	SRT-034	H12	Method and System for Upgrading Fault- Tolerant Systems	03-Feb-2004	6,687,851

24	SRT-035	S3B	Fault-Tolerant Maintenance Bus Protocol and Method for Using The Same	10-Feb-2004	6,691,257

25	SRT-059		Systems and Methods for Checkpointing	24-Feb-2009	7,496,787

26	SRT-067		Systems and Methods for Maintaining Lock Step Operation	24-Feb-2009	7,496,786

27			Systems and Methods for Split Mode Operation of Fault-Tolerant Computer Systems	23-Feb-2010	7,669,073

4

PENDING PATENT APPLICATIONS:

Kirkpatrick
Ref. No. (Case No.)	Stratus Ref. No.	Country	Title	Filing Date:	Application #:
SRT-062	H81	US	Apparatus and Method for High Performance Checkpointing and Rollback of Network Operations	23-Jan-2006	11/337,697

SRT-064	H85	US	Tracking Modified Pages on a Computer System	23-Nov-2004	10/997,409

SRT-067	H75	US	Systems and Methods for Maintaining Lock Step Operation	30-Sep-2008	12/242,043

SRT-071		US	Apparatus and Method for Redundant and Spread Spectrum Clocking	23-Aug-2007	11/895,048

SRT-072		US	Systems and Methods of High Availability Cluster Environment Failover Protection	26-Nov-2007	11/986,792

SRT-073		US	System and Methods for Managing Rules	30-Nov-2007	11/998,581

SRT-074		US	Systems and Methods for Managing Multi- Component Systems in an Infrastructure	30-Sep-2008	12/241,723

SRT-075		US	Method for Dynamically Determining a Predetermined Previous Condition of a Rule-based System	12-Aug-2008	12/189,843

Licensed Patents (Stratus Computer, Inc. (OldCo) Patents licensed under the Asset Purchase of Stratus Computer Inc. by Stratus Computer Systems International Sarl of February 26, 1999. (divestiture agreement).

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
06/742,039	4,654,857	Digital Data Processor with High Reliability	USA	03/31/87	03/31/04

	0,077,154	Digital Data Processor with High Reliability	EPO	10/12/86	09/30/02

	1,830,325	Digital Data Processor with High Reliability	Japan	03/15/94

	1,178,712	Digital Data Processor with High Reliability	Canada	11/27/84	11/27/01

06/904827	4,750,177	Digital Data Processor Apparatus w/Pipelined with Fault Tolerant Bus Protocol	USA	06/07/88	09/08/06

	0,077,153	Digital Data Processor with Fault Tolerant Bus Protocol	EPO	03/04/87	09/30/02

	1,180,453	Digital Data Processor with Fault Tolerant Bus Protocol	Canada	01/02/85	01/02/02

57-169959		Digital Data Processor with Fault Tolerant Bus Protocol	Japan

06/307,525	4,453,215	Central Processing Apparatus for Fault Tolerant Computing	USA	06/05/84	10/01/01

06/698,257	4,597,084	Computer Memory Apparatus	USA	06/24/86	2/04/05

06/307,524	4,486,826	Computer Peripheral Control Apparatus	USA	12/04/84	10/01/01

	1,606,955	Computer Peripheral Control Apparatus	Japan	06/13/91	09/30/08

	0,076,655	Computer Peripheral Control Apparatus	EPO	09/17/86	09/30/02

	1,178,374	Computer Peripheral Control Apparatus	Canada	11/20/84	11/20/01

06/927,746	4,816,990	Method and Apparatus for Fault Tolerant Computer Systems	USA	03/28/89	11/05/06

		Having Expandable Processor Section

	0 267 011	Method and Apparatus for Fault Tolerant Computer Systems	EPO

		Having Expandable Processor Section

	0 267 011	Method and Apparatus for Fault Tolerant Computer Systems	Switzerland

		Having Expandable Processor Section

APPLICATION/ SERIAL NO.	PAT NO		DESCRIPTION	COUNTRY	ISSUED	EXPIRES
		0 267 011	Method and Apparatus for Fault Tolerant Cornputer Systems	Italy

Having Expandable Processor Section

		0 267 011	Method and Apparatus for Fault Tolerant Computer Systems	Germany

Having Expandable Processor Section

62-278458		262 3261	Method and Apparatus for Fault Tolerant Computer Systems	Japan	04/11/97	11/05/07

Having Expandable Processor Section

08325843			Method and Apparatus for Fault Tolerant Computer Systems	Japan

Having Expandable Processor Section

07/227,471		4,966,604	Digital Data Processing Apparatus with Pipeland Memory Cycles	USA	09/12/89	08/01/08

P62-201966			Digital Dan Processing Apparatus with Pipeland Memory Cycles	Japan

		0256864	Digital Data Processing Apparatus with Pipeland Memory Cycles	EPO	02/23/94	08/14/07

07/003,732		5,020,024	Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	USA	05/28/91	05/28/08

		0349539	Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	EPO

		E88028B	Method and Apparatus for Digital Logic Synchronism Monitoring	Austria	01/14/88

		0,349,539	Method and Apparatus for Digital Logic Synchronism Monitoring	Belgium	04/07/93

	P	3880132T2	Method and Apparatus for Digital Logic Synchronism Monitoring	Germany	04/07/93

		614277	Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	Australia	01/08/92	01/14/01

	68044/BE/93		Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	Italy	01/21/93	01/14/01

		0349539	Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	Sweden	04/07/93	01/14/01

		2573508	Method and Apparatus for Deleting Selected Absence of Digital Logic Synchronism	Japan	10/24/98	01/14/01

PC/US88/00066			Method and Apparatus for Detecting Selected Absence of Digital Logic Synchronism	Patent COOP Treaty

7

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
07/018,629	4,920,540	Fault-Tolerant Digital Timing Apparatus and Method	USA	04/24/90	02/25/07

		Fault-Tolerant Digital Timing Apparatus and Method	Japan

88102650.4	0 280 258	Fault-Tolerant Digital Timing Apparatus and Method	EPO	03/30/95	02/23/08

88102650.4	0 250 258	Fault-Tolerant Digital Timing Apparatus and Method	France	03/30/95	02/23/08

88102650.4	3853734.6-08	Fault-Tolerant Digital Timing Apparatus and Method	Germany	03/30/95	02/23/08

88102650.4	0 258 280	Fault-Tolerant Digital Timing Apparatus and Method	UK	03/30/95	02/23/08

07/079,297	4,926,315	Digital Data Processor whit Fault Tolerant Peripheral Bus Comm.	USA	05/15/90	07/29/07

	1323442	Digital Data Processor whit Fault Tolerant Peripheral Bus Comm.	Canada	04/19/93	06/20/09

07/368,125	4974150	Fault Tolerant Digital Data Processor w/Improved I/O Controller	USA	11/27/90	06/16/09

	1,323,441	Fault Tolerant Digital Data Processor w/Improved I/O Controller	Canada	10/19/93	06/20/09

		Fault Tolerant Digital Data Processor w/Improved I/O Controller	EPO

		Fault Tolerant Digital Data Processor w/Improved I/O Controller	Japan

07/368,124	4,974,144	Digital Data Processor with Fault Tolerant Peripheral Interface	USA	11/27/90	06/16/09

	1 319754	Digital Data Processor with Fault Tolerant Peripheral Interface	Canada	06/29/93	06/20/09

		Digital Data Processor with Fault Tolerant Peripheral Interface	EPO

		Digital Data Processor with Fault Tolerant Peripheral Interface	Japan

07/079,218	4,931,922	Method and Apparatus for Monitoring Peripheral Device Communications	US	06/05/90	07/29/07

	1323440	Method and Apparatus for Monitoring Peripheral Device Communications	Canada	10/19/93	06/20/09

		Method and Apparatus for Monitoring Peripheral Device Communications	EPO

		Method and Apparatus for Monitoring Peripheral Device Communications	Japan

8

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
07/079,223	4,939,643	Fault Tolerant Digital Data Processor w/Improved Bus Protocol	USA	07/03/90	07/29/07

	1323443	Fault Tolerant Digital Data Processor w/Improved Bus Protocol	Canada	10/19/93	06/20/09

		Fault Tolerant Digital Data Processor w/Improved Bus Protocol	EPO

		Fault Tolerant Digital Data Processor w/Improved Bus Protocol	Japan

07/884,257	5,243,704	Multinodal Interconnection System; Optimized Interconnect Network	USA	09/07/93	05/19/12

2016193-1		Multinodal Interconnection System; Optimized Interconnect Network	Canada

	0398678	Multinodal Interconnection System; Optimized Interconnect Network	EPO

	0398678	Multinodal Interconnection System; Optimized Interconnect Network	France

	DE69031011T2	Multinodal Interconnection System; Optimized Interconnect Network	Germany	10/09/97

	0398678	Multinodal Interconnection System; Optimized Interconnect Network	Netherlands

	0398678	Multinodal Interconnection System; Optimized Interconnect Network	U.K.

02-130098		Multinodal Interconnection System; Optimized Interconnect Network	Japan

414,107	5,049,701	EMI Cabinet with Improved Interference Suppression	USA	09/17/91	09/29/09

	0420278	EMI Cabinet with Improved Interference Suppression	EPO	09/21/94

	DE 6901272572	EMI Cabinet with Improved Interference Suppression	Germany

		EMI Cabinet with Improved Interference Suppression	France

9

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
		EMI Cabinet with Improved Interference Suppression	U.K.

2-256788		EMI Cabinet with Improved Interference Suppression	JP

2024790-8			Canada

743,992	5,379,381	I/O Controller Apparatus & Method for Transferring Data between a Host Processor & Multiple I/O Units	USA	01/03/95	08/12/11

07/743,691	5,257,383	Programmable Interrupt Priority Encoder Method & Apparatus	USA	10/26/93	08/12/11

92110499.8	0528139	Programmable Interrupt Priority Encoder Method & Apparatus	EPO	07/01/96	06/22/12

		Programmable Interrupt Priority Encoder Method & Apparatus	Netherl

		Programmable Interrupt Priority Encoder Method & Apparatus	France

2,072,720		Programmable Interrupt Priority Encoder Method & Apparatus	Canada	06/29/92

98101193.6	HK1002145	Programmable Interrupt Priority Encoder Method & Apparatus	HK	07/31/98	06/22/12

04-231595		Programmable Interrupt Priority Encoder Method & Apparatus	Japan

898,157	5,475,860	Input/Output Control system and Method for Direct Memory Transfer According to Location Addresses Provided by the Source Unit and Destination Addresses Provided by the Destination Unit (as amended)	USA	12/12/95	12/12/12

2098350		Improved IO Control System and Method	CANADA

931095533	0578013	Improved IO Control System and Method	EPO	03/18/98

	69317481.1	Improved IO Control System and Method	Germany

	0578013	Improved IO Control System and Method	France

	0578013	Improved IO Control System and Method	U.K.

	0578013	Improved IO Control System and Method	Netherlands

10

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
723,065	5,220,668	Digital Processor w/maintenance & Diagnostic System	USA	06/15/93	06/28/11

882,474	5,423,024	Fault tolerant Processing Section with Dynamically reconfigurable voting	USA	06/06/95	05/13/12

2068048		Fault tolerant Processing Section with Dynamically	Canada

4-142228		Dynamically reconfigurable voting	Japan

34,145	5,390,081	Fault-tolerant Power Distribution Apparatus	USA	07/14/95	03/22/13

23,346	5,367,688	Method & Apparatus for Fault- Detection	USA	11/22/94	02/26/13

309,210	5,630,056	Digital Data Processing methods and Apparatus for Fault Detection and Fault Tolerance	USA	05/13/97	09/20/14

759,099	5,838,900	Digital Data Processing methods and Apparatus for Fault Detection and Fault Tolerance	USA	11/17/98	12/03/16

297,795	5,479,648	Method and Apparatus for Switching Clock Signals in a Fault-Tolerant Computer System	USA	12/26/95	12/26/12

08/356,561	5,586,253	Method and Apparatus for Validating I/O Addresses in a Fault-Tolerant Computer System	USA	12/17/96	12/21/14

360,414	5,555,372	Fault-Tolerant Computer System Employing an Improved Error- Broadcast Mechanism	USA	09/10/96	12/21/14

08/565,145	5,802,265	Transparent Fault tolerant Computer System	USA	09/01/98	12/01/15

PCT/US96/18584		Transparent Fault tolerant Computer System	PCT

09/116,770		Transparent Fault tolerant Computer System	USA

710,135	5,781,910	System & Method For Performing Concurrent transactions in a replicated database environment	USA	07/14/98	09/13/16

09/069,025		Circuit Board Chasis	USA

09/069,026		Circuit Board Chasis	USA

08/514,196	5,625,681	Method and Apparatus for Telephone Number Portability	USA	04/29/97	08/11/15

11

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
95-304733.9		Method and Apparatus for Switching Clock Signals in a Fault Tolerant Computer System	Europe

95305981.3		Digital Data Processing Methods and Apparatus for Fault Detection and Fault Tolerance	EPO

08/366,414	5,559,459	Clock Signal Generation Arrangement including Digital Noise Reduction Circuit for Reducing noise in a Digital Clocking Signal	USA	09/24/96	12/29/14

08/546,347	5,694,541	System Console Terminal for Fault Tolerant Computer System	USA	12/02/97	10/20/15

08/546,234	5,815,649	Distributed Fault Tolerant Digital Data Storage Subsystem for Fault Tolerant Computer System	USA	09/29/98	10/20/15

658,563	5,838,899	Digital Data Processing Methods and Apparatus for Fault Isolation	USA	11/17/98	08/05/06

57/169959	2122979	Digital Data Processing w/Fault Tolerant Bus Protocol	Japan	12/20/96	09/30/02

PCT/US96/09781		Digital Data Processing Methods and Apparatus for Fault Isolation	AU, CA, JP, EPO

		EMI Cabinet with Improved Interference Suppression	Canada

		Hierarchical Memory Management Apparatus & Method	USA

		Fault-Tolerant UNIX-Type Digital Data Processing Method Apparatus	USA

		I/O Controller Apparatus & Method for Transferring Data between a Host Processor & Multiple I/O Units	Japan

18310192		Programmable Interrupt Priority Encoder Method & Apparatus	AU

		Dynamically reconfigurable voting	EPO

		Computer Apparatus and Method for Digital Processing Systems	US

		Method and Apparatus for Digital Data Back-up Controller	USA

		Computer Apparatus and Method for Output Comparison	USA

12

APPLICATION/
SERIAL NO.	PAT NO	DESCRIPTION	COUNTRY	ISSUED	EXPIRES
		Apparatus & Method for a Set Assoc. Shared Cache Memory	USA

		Write back and Read Replacement Stratus Tracking with Snoop Detection	USA

		Computer Method and Apparatus for Atomic Operation	USA

		Computer Apparatus and Method for Block Trainer	USA

Power Surge Protection Method & Apparatus for Replaceable Electronic Devices

13

Schedule III to
Collateral Agreement
Trademarks and Trademark Licenses
See attached.
Domain names:

Stratus Technologies
Domain Names: March 17, 2010		Expiration
Registrant: Network Solutions LLC,	Creation Date	Date	Registrant
24x7tech.biz	05-Dec-2001	04-Dec-2012	Stratus Technologies, Inc
24-7technology.biz	05-Dec-2001	04-Dec-2012	Stratus Technologies, Inc
ftserver.biz	05-Dec-2001	04-Dec-2012	Stratus Technologies, Inc
stratustechnology.biz	05-Dec-2001	04-Dec-2012	Stratus Technologies, Inc
stratustechnologies.biz	05-Dec-2001	04-Dec-2012	Stratus Technologies, Inc
openvos.com	24-May-2001	24-May-2011	Stratus Technologies, Inc
myftserver.com	24-Apr-2001	24-Apr-2011	Stratus Technologies, Inc
about247.com	24-Apr-2001	24-Apr-2011	Stratus Technologies, Inc
aboutftserver.com	24-Apr-2001	24-Apr-2011	Stratus Technologies, Inc
ftserverstore.com	24-Apr-2001	24-Apr-2011	Stratus Technologies, Inc
stratusu.com	27-Nov-2000	27-Nov-2013	Stratus Technologies, Inc
ecacsupport.com	31-Oct-2000	31-Oct-2013	Stratus Technologies, Inc
continuousavailabilityexperts.com	06-Dec-2005	06-Dec-2010	Stratus Technologies, Inc
continuousavailabilitycompany.com	06-Dec-2005	06-Dec-2010	Stratus Technologies, Inc
ca-company.com	06-Dec-2005	06-Dec-2010	Stratus Technologies, Inc
pman3.com	02-Feb-2005	21-May-2011	Stratus Technologies, Inc
stratustelecom.com	26-Oct-2004	26-Oct-2014	Ymax Communications Corp.
stratussales.com	25-Aug-2004	25-Aug-2011	Stratus Technologies, Inc.
icountonstratus.com	05-Aug-2004	05-Aug-2014	Stratus Technologies, Inc.
countonstratus.com	05-Aug-2004	05-Aug-2014	Stratus Technologies, Inc.
stratustechnologies.com	02-Sep-2003	02-Sep-2013	Stratus Technologies, Inc.
advancedservicenetwork.com	26-Jun-2003	26-Jun-2011	Stratus Technologies, Inc.
advancedservicemanager.com	26-Jun-2003	26-Jun-2011	Stratus Technologies, Inc.
advancedservicearchitecture.com	26-Jun-2003	26-Jun-2011	Stratus Technologies, Inc.
24-7technologies.com	17-April-2003	17-April-2011	Stratus Technologies, Inc.
stratagy.com	24-June-1997	23-June-2011	Stratus Technologies, Inc.
247availability.com	17-May-2000	17-May-2014	Stratus Technologies, Inc.
vosforever.com	26-Oct-1998	25-Oct-2011	Stratus Technologies, Inc.
vos.com	12-Feb-1999	12-Feb-2011	Stratus Technologies, Inc.
vos4ever.com	26-Oct-1998	25-Oct-2011	Stratus Technologies, Inc.
stratusftserver.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratus247.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratus24x7.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratus24by7.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratus24-7.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratus.com	19-Oct-1988	18-Oct-2011	Stratus Technologies, Inc.
mystratus.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
ftservers.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
ftkit.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
247uptime.com	17-May-2000	17-May-2014	Stratus Technologies, Inc.
continuousavailability.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.

Stratus Technologies
Domain Names: March 17, 2010		Expiration
Registrant: Network Solutions LLC,	Creation Date	Date	Registrant
faulttolerantserver.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
faulttolerantservers.com	20-Dec-1999	20-Dec-2012	Stratus Technologies, Inc.
stratustechnologyinc.com	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustechnology.com	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustechnologiesinc.com	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustec.com	01-June-2000	01-June-2013	Stratus Technologies, Inc.
my-availability.com	28-Jul-2000	28-Jul-2011	Stratus Technologies, Inc.
ecacsupport.net	31-Oct-2000	31-Oct-2013	Stratus Technologies, Inc.
24-7technology.net	17-May-2005	17-May-2010	Stratus Technologies, Inc.
stratustechnologies.net	02-Sept-2003	02-Sept-2013	Stratus Technologies, Inc.
24-7technologies.net	17-April-2003	17-Apr-2011	Stratus Technologies, Inc.
247availability.net			Available
247servers.net	17-May-2000	17-May-2011	Private Registration
247uptime.net			Available
stratustechnologyinc.net	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustechnology.net	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustechnologiesinc.net	23-May-2000	23-May-2013	Stratus Technologies, Inc.
stratustec.net	01-June-2000	01-June-2011	Stratus Technologies, Inc.
247availability.org			Available
247servers.org	17-May-2000	17-May-2011	Private Registration
247uptime.org			Available
stratustec.org	17-Sep-2002	01-June-2013	Stratus Technologies, Inc.
stratustechnologies.us	02-Sep-2003	02-Sep-2013	Stratus Technologies, Inc.
availabilitysummit.com	10-Apr-2006	10-Apr-2011	Stratus Technologies, Inc.
continuousavailabilitysummit.com			Available
casummit.org	10-Apr-2006	10-Apr-2011	Stratus Technologies, Inc.
cemprus.com	17-Apr-2006	07-Sep-2014	Stratus Technologies, Inc.
theavailabilitycompany.com	18-Apr-2006	18-Apr-2011	Stratus Technologies, Inc.
ca-summit.com			Available
medicalgradeservers.com	19-Oct-2007	19-Oct-2012	Stratus Technologies, Inc.
ftlinux.com	10-Nov-2004	06-March-2010	Pending Renewal or Deletion
mystratusu.com			Available
stratusuniversity.com	29-Jul-2009	29-Jul-2010	Unitek Information Systems

Domain Name (Int’l)
Registrant: Safe Names	Creation Date	Expiration Date	Registrant
stratus.se	None		Records unavailable
stratustechnologies.com.fr	26-Jan-2004		Stratus
stratus.com.mx	27-Jan-2004	27-Jan-2011	Stratus Computer, Inc.
stratus.com.hk	09-May-2006	10-May-2011	Stratus Technologies (Hong Kong) Limited
stratus.co.za			Stratus Computer, Inc.
stratustechnologies.cn	01-Dec-2003	01-Dec-2010	Stratus Computer, Inc.
stratustechnologies.com.cn	01-Dec-2003	01-Dec-2010	Stratus Computer, Inc.
stratustechnologies.fr	20-Dec-2004		Private Registration
stratus.ca	24-Nov-2000	01-Dec-2011	Stratus Computer Systems Canada Corp.
stratustechnologies.jp	05-Dec-2003	31-Dec-2010	Stratus Technologies Japan, Inc.
stratuscomputer.co.uk	14-June-2000	14-June-2010	Stratus Computer (DE), Inc.
stratustechnologies.co.uk	16-June-2000	16-June-2010	Stratus Computer, Inc.
stratustechnology.co.uk	16-June-2000	16-June-2010	Stratus Computer, Inc.
stratustechnologies.co.kr	30-June-2004	30-June-2010	Stratus Computer Systems (Korea)

15

Domain Name (Int’l)
Registrant: Safe Names	Creation Date	Expiration Date	Registrant
stratus.com.ru	26-May-2000		Stratus Computer, Inc.
stratus.com.sg	14-Jul-2000	14-Jul-2010	Stratus Technologies (Singapore) Pte. Ltd.
stratuscomputersystems.ltd.uk			Available
stratus.it	09-June-2000	09-June-2010	Private Registration
stratus.cn	28-Nov-2003	28-Nov-2010	Stratus Computer, Inc.
stratus.be	14-Dec-2000		Private Registration
stratuscomputer.be	14-Dec-2000		Private Registration
stratuscomputersystems.be	15-Dec-2000		Private Registration
stratustechnologies.be	14-Dec-2000		Private Registration
stratustechnologies.de			Stratus Computer, Inc.
stratus.es			Available
stratuscomputer.ltd.uk			Available
stratus.co.nz	26-April-2000	26-May-2010	Stratus Computer (DE), Inc.
stratus.co.jp	21-Aug-1996		Stratus Technologies Japan, Inc.
stratus.co.kr	11-May-2009	11-May-2011	Stratus Korea
stratus.ru	09-Feb-1998	01-March-2011	Stratus Technologies RUS
availability.be			Available
ftexchangeserver.de			Available
continuum.be	07-Feb-2008		Records unavailable
ftserver.be			Available

16

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Argentina	STRATUS	4/23/1991	1.797.947	10/31/1994	2.051.696	9
Argentina	STRATUS	8/3/1994	1.930.927	2/14/1996	2.108.679	42
Argentina	STRATUS	3/25/1992	1.836.728	10/27/1999	1,758,999	37

Australia	STRATUS	N/A	N/A	12/22/1981	A402,240	37
Australia	STRATUS	N/A	N/A	12/22/1981	A369,706	42
Australia	STRATUS		392,419	6/7/1983	A392,419	9
Australia	ftc server	6/19/2000	839306	5/4/2001	839,306	9
Australia	24x7 with design	6/19/2000	839305	5/4/2001	839,305	9
Australia	Stratus 24x7 with design	4/6/2000	830838	3/5/2001	830,838	9

Austria	STRATUS	10/9/1984	AM 3108/84	5/30/1985	109.273	9

Bahrain	STRATUS	8/16/1994	968/94	3/17/1996	TM17833	9
Bahrain	STRATUS	8/16/1994	969/94	8/27/1995	SM1447	37

Belize	STRATUS - Stylized	5/6/1993	N/A	10/3/1985	6745	9

Benelux	STRATUS	3/8/1983	656.390	3/8/1983	389.474	9
Benelux	STRATUS	3/27/1992	778.105	3/27/1992	516325	37,42

Brazil	STRATUS - Stylized	5/3/1985	811975550	9/9/1986	811975550	9
Brazil	STRATUS	1/29/1992	816.617.287	9/26/1995	816617287	40
Brazil	STRATUS	1/29/1992	816617279	9/26/1995	816617279	37

Bulgaria	STRATUS	4/6/1992	19501	8/10/1993	2442	37

Canada	STRATUS	3/4/1983	499824	8/2/1985	305,374	N/A
	Stratus Computer
Canada	Corporation	9/8/1992	712,362	10/28/1994	434,911	N/A
Canada	FTX	3/21/2003	1,171,923	2/16/2005	TMA 632933	N/A

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Canada	ftServer	3/20/2000	1,051,469	12/10/2004	TMA 628207	N/A
Canada	ftc server	6/19/2000	1,064,074	12/13/2004	TMA 628283	N/A
Canada	24x7 with design	6/19/2000	1,064,073	5/1/2018	TMA 580410	N/A
Canada	Stratus 24x7 with design	4/7/2000	1,054,521	4/28/2003	TMA 579852	N/A

Chile	STRATUS	11/27/1991	193.822	7/2/1992	645,178	9
Chile	STRATUS	11/27/1991	193.823	7/2/1992	645,179	37

China, PRC	STRATUS	12/29/1988	88 47280	1/10/1989	503591	9
China, PRC	STRATUS	9/30/1993	93 093421	12/21/1994	774283	37

Colombia	STRATUS	4/26/1991	340.422	11/30/1993	144382	9
Colombia	STRATUS	3/24/1992	357.725	12/15/1993	146,668	37

Community	STRATUS	3/2/2001	2,113,314		2,113,314	9,16,35,37,38,41,42
Community	ftServer with design	3/2/2001	2,113,405	7/4/2004	2,113,405	9,16,37,42
Community	24x7 with design	6/19/2000	1,713,940	9/3/2001	1,713,940	9,16,37,42
Community	Stratus 24x7 with design	4/5/2000	1,593,565	8/11/2003	1,593,565	9,16,37,42

Costa Rica	STRATUS	8/18/1993	N/A	8/28/1996	96781	9
Costa Rica	STRATUS	8/18/1993	N/A		85336	37

Cyprus	STRATUS	12/11/1991	35651	9/27/1994	35651	9
Cyprus	STRATUS	12/11/1991	35652	9/27/1994	035652	37

Denmark	STRATUS	3/9/1983	1278/83	4/19/1985	VR 01.200-1985	9

El Salvador	STRATUS	2/10/1993	543/93	10/2/1996	65 B36	9
El Salvador	STRATUS	2/10/1993	E544/93	10/2/1996	70 B.36	37

Finland	STRATUS	7/27/1988	3274/88	1/20/1994	129948	9
Finland	STRATUS	10/9/1984	5641/84	11/21/1988	102567	9

18

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
France	STRATUS	4/8/1992	92414172	4/8/1992	92/414.172	37
France	STRATUS	10/12/1982	642.327	10/12/1982	1.216.633	9
France	ftServer	3/30/2000	3018279	3/30/2000	00/3,018,279	9
France	ftc server	6/19/2000	3035196	6/19/2000	00/3,035,196	9
France	24x7 with design	6/27/2000	3037274	6/27/2000	00/3,037,274	9,16,37
France	Stratus 24x7 with design	4/25/2000	3023793	4/25/2000	00/3,023,793	9,16,37

Germany	STRATUS	3/26/1992	St 17 894/37 Wz	3/29/1993	2 033 523	37,42
Germany	STRATUS - Stylized	11/7/1984	St 14 056/9 Wz	10/17/1985	1083294	9
Germany	STRATUS	10/27/1982	St 13 265/9 Wz	9/1/1983	1,053,236	9
Germany	ftServer	3/23/2000	300 22 865 1	9/4/2000	300 22 865	9,16,37,42
Germany	ftc server	6/19/2000	300 45 796.0	10/31/2000	300 45 796	9.16.37,42
Germany	24x7 with design	6/16/2000	300 45 551.8	9/8/2000	300 45 551	9,16,37,42
Germany	Stratus 24x7 with design	4/7/2000	300 27 087 9	6/19/2000	300 27 087	9,16,37,42

Greece	STRATUS	4/1/1985	79551	5/19/1987	79551	9
Greece	STRATUS	2/19/1993	112,858	9/19/1995	112.858	37

Guatemala	STRATUS	4/13/1993	2,185-93	9/6/1995	75512/330/162	9
Guatemala	STRATUS	4/13/1993	2,184-93	2/16/1995	074082/424/159	37

Honduras	STRATUS	7/9/1993	6772/93	1/4/1994	59.144	9
Honduras	STRATUS	7/9/1993	6763/93	1/4/1994	1691	37

Hong Kong	STRATUS	10/16/1984	3249/84	10/16/1984	1987 / 0361	9
Hong Kong	STRATUS	3/2/1992	92 05923	3/2/1992	1994 / 04947	37
Hong Kong	24x7 with design	6/19/2000	2000 13465	1/9/2002	2002 / B00253	9
Hong Kong	Stratus 24x7 with design	4/5/2000	2000 07304	10/17/2001	2001 / 11956	9

Hungary	STRATUS	5/25/2000	M00 02832	10/18/2001	167,191	9

19

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Iceland	STRATUS	12/8/1992	1213/1992	4/27/1993	365/1993	9,37

India	STRATUS	6/5/2000		6/5/2000	929725	9

Indonesia	STRATUS	12/9/1991	14878191	1/6/1995	323 390	9
Indonesia	STRATUS	12/9/1991	14878A191	1/6/1995	323 391	16

Iran	STRATUS	7/5/1992	104367	12/20/1992	69632	9,35

Ireland	STRATUS (hardware)	10/5/1984	3029/84	3/3/1986	113515	9
Ireland	STRATUS (software)	11/22/1988	5260/88	11/22/1991	131152	9

Israel	STRATUS	8/14/1989	73365	4/26/1993	73365	9
Israel	STRATUS	10/18/1991	81350	10/18/1991	81350	37

Italy	STRATUS	10/12/1982	40942-C/82	2/17/1986	404468	9
Italy	STRATUS	4/15/1992	T092C000799	11/21/1994	634874	37

Japan	STRATUS	3/10/1983	07-726961	12/25/1995	1827499	11
Japan	STRATUS	6/3/1992	04-119950	9/30/1994	3003682	37
	STRATUS w/ katakana
Japan	characters	4/7/1992	04-101724	1/31/1995	3020162	9
Japan	STRATUS	6/3/1992	04-119949	4/28/1995	3035923	42
Japan	STRATUS - stylized	6/3/1992	05-105959	1/31/1996	3116874	41
	STRATUS w/katakana
Japan	characters	5/19/1992	04-113909	9/30/1996	3204472	37
Japan	STRATUS	5/19/1992	04-113908	9/30/1996	3204471	37
Japan	ftServer	4/14/2000	2000-39949	1/19/2001	4447539	9
Japan	ftServer with design	6/22/2000	2000-69643	4/13/2001	4,467,439	9
Japan	Stratus 24x7 with design	4/14/2000	2000-39950	3/23/2001	4,462,412	9

Korea, So.	STRATUS	10/13/1984	15438/84	11/28/1985	120,304	39
Korea, So.	STRATUS	11/23/1991	5145/91	4/13/1993	19,635	112(int’l class 42)

20

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Korea, So.	ftServer	3/23/2000	13,994/2000	3/4/2002	514,000	9
Korea, So.	ftc server	6/20/2000	29,309/2000	1/17/2002	510,790	9
Korea, So.	24x7 with design	6/20/2000	29,310/2000	1/17/2002	510,791	9
Korea, So.	Stratus 24x7 with design	4/7/2000	16,663/2000	11/29/2001	507,625	9

Kuwait	STRATUS	7/15/1993	27242	11/5/1995	25322	9

Macao	STRATUS	11/26/1993	13124	11/26/1993	13-124	9

Malaysia	STRATUS	10/10/1984	84/04774	10/10/1984	84/04774	9

Mexico	STRATUS	9/27/1991	123.308	7/5/1996	525161	37
Mexico	STRATUS	8/8/1988	46741	11/22/1988	355727	(26) 9 & 16
Mexico	ftServer	4/10/2000	420,264	1/30/2001	684057	9
Mexico	ftc server	6/28/2000	433,385	3/28/2003	785619	9
Mexico	24x7 with design	6/30/2000	433,892	6/21/2001	703434	9
Mexico	Stratus 24x7 with design	4/12/2000	420,729	11/27/2000	678367	9

New Zealand	STRATUS	10/10/1984	155208	10/10/1984	155208	9
New Zealand	ftServer	3/23/2000	611097	3/23/2000	611097	9
New Zealand	ftc server	6/19/2000	617029	6/19/2000	617029	9
New Zealand	24x7 with design	6/19/2000	617030	6/19/2000	617030	9
New Zealand	Stratus 24x7 with design	4/5/2000	611946	4/5/2000	611946	9

Nicaragua	STRATUS	10/20/1992	92-02635	9/28/1993	24002 C.C.	9
Nicaragua	STRATUS	10/20/1992	92-02634	9/28/1993	24001 C.C.	37

Norway	STRATUS	3/8/1983	83.0735	6/7/1984	117163	9

Oman	STRATUS	7/9/1994	10110	4/23/2002	10110	9
Oman	STRATUS	7/9/1994	10111	7/9/1994	10111	37

21

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Panama	STRATUS	6/24/1993	66644	2/3/1995	66644	9
Panama	STRATUS	6/24/1993	66643	2/3/1995	66643	37

Philippines	STRATUS	5/21/1992	80850	1/9/1996	62254	9
Philippines	STRATUS	7/6/1992	81383	6/20/1995	60794	37

Portugal	STRATUS	8/30/1989	258,147	4/1/1993	258147	9

Qatar	STRATUS	9/4/1994	12297	6/12/2001	12297	9
Qatar	STRATUS	9/4/1994	12298	6/12/2001	12298	37

Saudi Arabia	STRATUS	1/14/1990	10653	6/23/1990	220/50	9
Saudi Arabia	STRATUS	6/1/1992	16836	2/28/1993	277/05	37

Singapore	STRATUS	10/15/1984	S/5339/84	10/15/1984	5339/84	9
Singapore	STRATUS	5/16/1992	S/3662/92	5/16/1992	3662/92	37
Singapore	ftc server	6/23/2000	T00/10995C	6/23/2000	T00/10995C	9
Singapore	24x7 with design	6/23/2000	T00/10994E	6/23/2000	T00/10994E	9
Singapore	Stratus 24x7 with design	4/7/2000	T00/05863A	4/7/2000	T00/05863A	9

South Africa	STRATUS	10/12/1984	84/9153	10/12/1984	84/9153	9
South Africa	ftServer	3/20/2000	2000/04956	11/10/2003	2000/04956	9
South Africa	ftc server	6/19/2000	2000/12345			9
South Africa	24x7 with design	6/20/2000	2000/12548	2/27/2004	2000/12548	9
South Africa	Stratus 24x7 with design	4/5/2000	2000/06357	5/8/2004	2000/06357	9

Spain	STRATUS	6/16/1983	1.040.212	1/27/1986	1.040.212	9
Spain	STRATUS	4/12/2000	2.308.211	4/12/2000	2.308.211	37

Sweden	STRATUS	3/8/1983	83-1492	9/7/1984	192778	9
Sweden	STRATUS	4/8/1992	92-03434	12/30/1992	244945	37,42

22

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
Switzerland	STRATUS	4/15/1983	2218	4/15/1983	327238	9

Switzerland	STRATUS	4/1/1993	5502/1993.0	4/1/1993	409908	37

Switzerland	24x7 with design	6/19/2000	07232/2000	6/19/2000	480255	9,37,42
Switzerland	Stratus 24x7 with design	4/5/2000	04096/2000	2/20/2001	480853	9,37,42

Taiwan	STRATUS	5/13/1985	(74)19603	5/16/1986	326750	94
Taiwan	STRATUS	10/13/1984	(73)49769	12/1/1985	307589	80
Taiwan	STRATUS	9/3/1991	80040041	5/16/1992	57195	6

Thailand	STRATUS	1/22/1992	223801	9/22/1992	TM164678	9
Thailand	STRATUS	7/8/1992	230508	7/25/1995	SM3211	37

Tunisia	STRATUS	7/8/1994	EE 94.0755	7/8/1994	EE94.0755	9,37

Turkey	STRATUS	8/14/1989	5765/89	8/14/1989	114220	9

United Arab Emirates	STRATUS	2/28/1995	9429	1/29/1997	8230	9
United Arab Emirates	STRATUS	2/28/1995	9430	1/29/1997	8231	37

United Kingdom	STRATUS	9/28/1991	1,478,200	9/28/1991	1478200	37
United Kingdom	STRATUS	10/30/1992	1,517,430	10/30/1992	1517430	9
United Kingdom	STRATUS	10/30/1992	1,517,431	10/30/1992	1517431	16
United Kingdom	STRATUS - Stylized	10/3/1985	1,251,467	10/3/1985	1251467	9
United Kingdom	Stratus 24x7 with design	4/6/2000	2,228,539	4/6/2000	2228539	9

United States	STRATUS	4/28/1982	73-361,973	11/20/1984	1305730	9
United States	STRATUS - Stylized	4/28/1982	73-361,952	2/21/1984	1267767	9
United States	Continuous Processing	1/3/1983	73-407,989	2/19/1985	1321477 (Supp Reg)	9
United States	Stratalink	6/4/1987	73-664,617	11/22/1988	1513375	9

23

		Date	Application	Date	Registration
Country	Trademark/Service Mark	Filed	Number	Registered	Number	Class
United States	SINAP	5/18/2001	78/064464	2/24/2004	2,816,979	9
United States	Continuum	7/14/1994	74/549/048	9/17/1996	2,001,821	9
United States	The Availabilty Company	12/1/1998	75/598,920	12/4/2001	2515844 (Supp Reg)	37, 42
United States	ftServer with design	4/13/2000	76/024,555	6/17/2003	2,727,568	9,16,37,38,41,42
United States	ftServer	2/11/2000	75/917,156	4/23/2002	2,564,766 (Supp Reg)	9,16,37,38,41,42
United States	Calm	5/25/2007	77/190,288	8/11/2009	3,667,197	9, 35, 37, 42

Uruguay	STRATUS	4/22/1994	269,648	8/9/2001	269,648	37,42

Venezuela	STRATUS	1/12/1993	260-1993	7/10/1995	S001098-S	37, 42
Venezuela	STRATUS	12/2/1991	25132-91	8/19/1994	167557	50
Venezuela	STRATUS	12/2/1991	25131-91	8/19/1994	167556	26
Venezuela	STRATUS	12/2/1991	25130-91	8/19/1994	167555	21

Vietnam	STRATUS	3/12/1993	11135	6/15/1998	27254	9,37
United States Trademark Applications

Trademark/ Service Mark Application	U.S. Application No.	Date Applied	Class
Stratus Avance	77/744,067	05/26/2009	9, 42
Stratus Avance & Design	77/744,065	05/26/2009	9, 42
Continuous Availability Lifecycle Management	77/190,317	05/25/2007	37

24

Schedule IV to
Collateral Agreement
Pledged Notes

Issuer	Grantor	Principal Amount	Date
Stratus Technologies Ireland Ltd.	Stratus Technologies, Inc.	$57,442,500	11/18/2008
Stratus Technologies Bermuda Ltd.	Stratus Technologies Bermuda Holdings Ltd.	$7,850,000	12/15/2008
Stratus Technologies Bermuda Ltd.	Stratus Technologies, Inc.	$18,125,000	2/4/2010
Stratus Technologies Bermuda Ltd.	Stratus Technologies, Inc.	$30,000,000	3/31/2010

Schedule V to
Collateral Agreement
Pledged Stock
See attached.

Pledged Stock

			Stock Certificate
Issuer	Jurisdiction	Description of Pledged Stock	Number(s)	Pledgor
Stratus Technologies Bermuda Ltd.	Bermuda	100% of outstanding stock	2	Stratus Technologies Bermuda Holdings Ltd.
Stratus Technologies, Inc.	Delaware	100% of outstanding stock	2	Stratus Technologies Bermuda Ltd
Stratus Technologies Ireland Limited	Ireland	100% of outstanding stock	2	Stratus Technologies Bermuda Ltd.
AVANCE Technologies Ltd.	Bermuda	100% of outstanding stock	N/A	Stratus Technologies Bermuda Ltd.
SRA Technologies Cyprus Limited	Cyprus	100% of outstanding stock	2	Stratus Technologies Bermuda Ltd
Stratus Technologies Pvt. Ltd.	India	100% of outstanding stock	N/A	SRA Technologies Cyprus Ltd.
Stratus Technologies Pty Limited	Australia	100% of outstanding stock	2	Stratus Technologies, Inc.
Stratus Technologies Canada Corporation	Canada	100% of outstanding stock	C-1	Stratus Technologies, Inc.
Stratus Technologies, S.A.S.	France	100% of outstanding stock	uncertificated	Stratus Technologies, Inc.
Stratus Technologies GmbH	Germany	100% of outstanding stock	uncertificated	Stratus Technologies, Inc.
Stratus Technologies (HK) Limited	Hong Kong	100% of outstanding stock	3	Stratus Technologies, Inc.
Stratus Technologies Italia S.r.L.	Italy	100% of outstanding stock	uncertificated	Stratus Technologies, Inc.
Stratus Technologies Japan, Inc.	Japan	100% of outstanding stock	1A-001	Stratus Technologies, Inc.
Stratus Technologies (Korea) Limited	Korea	100% of outstanding stock	1, 2, 3, 6 & 7	Stratus Technologies, Inc.
Stratus Technologies B.V.	Netherlands	100% of outstanding stock	uncertificated	Stratus Technologies, Inc.
Status Technologies (NZ) Limited	New Zealand	100% of outstanding stock	3	Stratus Technologies, Inc.
Stratus Technologies (Singapore) Pte. Ltd.	Singapore	100% of outstanding stock	3, 4 & 5	Stratus Technologies, Inc.
Stratus Computer Technologies (Pty) Limited	South Africa	100% of outstanding stock	1	Stratus Technologies, Inc.
Stratus Technologies España S.A.	Spain	100% of outstanding stock	1-3913	Stratus Technologies Inc.
Stratus Technologies Systems Limited	United Kingdom	100% of outstanding stock	6,8	Stratus Technologies, Inc.

			Stock Certificate
Issuer	Jurisdiction	Description of Pledged Stock	Number(s)	Pledgor
Cemprus Technologies, Inc.	USA	100% of outstanding stock	1	Stratus Technologies, Inc.
Cemprus, LLC	USA	100% of outstanding membership interests	1	Cemprus Technologies, Inc.

Schedule VI to
Collateral Agreement
Locations of Inventory and Equipment
See attached.

Locations of Inventory and Equipment

Grantor	Address	Third Party	Town	State	Zip-code
Stratus Technologies, Inc.	111 Powdermill Road	N/A	Maynard	MA	01754
Stratus Technologies, Inc.	109 Powdermill Road	N/A	Maynard	MA	01754-3409
Stratus Technologies, Inc.	4455 E. Camelback Road, Suite 115A	N/A	Phoenix	AZ	85018
Stratus Technologies, Inc.	3030 N. Rocky Point Drive West, Suite 260	N/A	Tampa	FL	33607
Stratus Technologies, Inc.	Overlook I, 2849 Paces Ferry Road, Suite 380	N/A	Atlanta	GA	30328
Stratus Technologies, Inc.	7900 International Drive, Suite 155	N/A	Bloomington	MN	55420
Stratus Technologies, Inc.	17 State Street, 5th Floor	N/A	New York	NY	10004
Stratus Technologies, Inc.	565 Marriot Drive, Suite 230	N/A	Nashville	TN	37210
Stratus Technologies, Inc.	144 Railroad Avenue, Suite 226	N/A	Edmonds	WA	98020
Stratus Technologies, Inc.	1000 Technology Drive	Flectronics	West Columbia	SC	29170
Stratus Technologies, Inc.	2800 160th Ave SE	The Boeing	Bellevue	WA	98008
		Company
Stratus Technologies, Inc.	One Telcordia Drive	Telcordia	Piscataway	NJ	08854
		Technologies
Stratus Technologies, Inc.	2815 Cleveland Ave	Symantec	Roseville	MN	55113
		Corporation
Stratus Technologies, Inc.	DeerPark	Nortel Networks, Inc.	Oranmore	CO Galway IE

Stratus Technologies, Inc.	Cherrywood Business Park, Block E, 1st Floor	Elavon, Inc.	Loughlinstown	IE
Stratus Technologies Ireland Limited	Kolenbeekstieg 6	STS International GmbH	Stelle, 221435,	DE
Stratus Technologies Ireland Limited	Suite 3406 34/F Tower 1 — 25 Canton Road	Solaris Industrial Group Ltd	Tsim Sha Tsui Kowloon	HK
Stratus Technologies Ireland Limited	AV Torees De Oliveira 407	Procomp Industria Electronica Ltd.	Sao Paolo SP	BR	05347-020

Schedule VII to
Collateral Agreement
Location of Chief Executive Office

Address of
	Chief Executive Office (or	Mailing Address (if
	for natural persons,	different than CEO or
Grantor	residence)	residence)	Leased/Owned
Stratus Technologies Bermuda Holdings Ltd.	18 Parliament Street H2 12 Hamilton, Bermuda		Leased
Stratus Technologies Bermuda Ltd.	18 Parliament Street H2 12 Hamilton, Bermuda		Leased

SRA Technologies Cyprus Limited	16-18 Zinas Kanther Street, CY 3035 Limassol, Cyprus		Leased

Stratus Technologies, Inc.	111 Powdermill Road Maynard, MA 01754-3409		Leased
Stratus Technologies Ireland Limited	Blanchardstown Corporate Park 2, Block F, Unit 275 Ballycoolin Dublin 15, Ireland		Leased

Cemprus Technologies, Inc.	111 Powdermill Road Maynard, MA 01754-3409		Leased

Cemprus, LLC	111 Powdermill Road Maynard, MA 01754-3409		Leased

Schedule VIII to
Collateral Agreement
COMMERCIAL TORT CLAIMS
On January 2, 2009, Stratus Technologies Bermuda Ltd. sold its proprietary Emergent Networks Solutions VOIP Software business and certain net assets related to its telecommunications business for $1.9 million in cash and $5.0 million in an 8% two-year note receivable. Stratus Technologies Bermuda Ltd. (“Plaintiff”) is currently in litigation in the United States District Court for the Southern District of New York with Stratus Telecommunications LLC and its parent guarantor, YMAX Corporation (“Defendants”), related to a delinquent installment payment of $1.5 million on the $5.0 million note payable to Plaintiff. Defendants have filed an answer to the complaint, counter-claims and a document production request. Defendants’ claims include breach of contract (failure to disclose assumed liabilities) and bad faith. Defendants have claimed damages ranging from $75,000 to upwards of $1.5 million. The litigation is currently in discovery.

32

Schedule IX to
Collateral Agreement
DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS
See attached.

ABA# or Swift
Bank Name	Account Name	Account Number	Address	Location	Code
Bank of America	Cemprus LLC	942-927-0012	100 Federal Street	Boston, MA 02110	011-000-138
Bank of America	Cemprus LLC Controlled Disbursements	XXXX8370		ME	011-000-138
JPMorgan Chase	Cemprus Technologies, Inc.	323 356 486	270 Park Avenue	New York, NY 10081	021-000-021
JPMorgan Chase	SRA Technologies Cyprus Ltd.	323 945 449	270 Park Avenue	New York, NY 10081	021-000-021
JPMorgan Chase	Stratus Technologies Bermuda Holdings Ltd Ltd.	XXX X27 933	270 Park Avenue	New York, NY 10081	021-000-021
JPMorgan Chase	Stratus Technologies Bermuda Ltd.	323 945 198	270 Park Avenue	New York, NY 10081	021-000-021
Bank of America	Stratus Technologies Inc.	2704 2591	100 Federal Street	Boston, MA 02110	011-000-138
Bank of America	Stratus Technologies Inc.	00XXXX 2575	100 Federal Street	Boston, MA 02110	011-000-138
Bank of America	Stratus Technologies Inc. Controlled Disbursements	XXXX7116		ME	011-000-138
TD Canada Trust	Stratus Technologies Ireland	XXXX - XXX2792	2 St. Clair Avenue East, Toronto, Ontario M4T 2V4	Canada	TDOMCATTOR
ING Bank	Stratus Technologies Ireland	209959487	ING Belgium NV - Breda Branch, Bijster 9	4817 HZ Breda	NL71BBRU
National Australia Bank	Stratus Technologies Ireland Limited	54134 3321	300 Victoria Avenue	Chatswood NSW Australia 2067	NATAAU3303M
BNP Paribas	Stratus Technologies Ireland Limited	XXXXXXX4095 51	83 avenue Charles de Gaulle 92200 Neuilly sur Seine contact Mrs Elisabeth Castanheira	Paris, France	BNPAFRPPPTE
Mizuho Bank, Ltd.	Stratus Technologies Ireland Limited	XXX232	Kojimachi Branch, 3-2, Kojimachi, Chiyoda-ku	Tokyo 102-0083	MHBK JP JT
The National Bank of New Zealand	Stratus Technologies Ireland Limited	0501 092521225	170-186 Fetherstone Street	Wellington 6015 New Zealand	ANZBNZ22
The Hongkong and Shanghai Banking Corporation Limited	Stratus Technologies Ireland Limited	149-145419-001	Suntec City Branch, 3 Temasek Boulevard	#01-154 Suntec City Mall (Tower 4) Singapore 038983	HSBCSGSG
The Hongkong and Shanghai Banking Corporation Limited	Stratus Technologies Ireland Limited	249-XXXX75-178	Suntec City Branch, 3 Temasek Boulevard	#01-154 Suntec City Mall (Tower 4) Singapore 038983	HSBCSGSG

Annex 1 to
Indenture Collateral Agreement
ACKNOWLEDGMENT AND CONSENT
          The undersigned hereby acknowledges receipt of a copy of the Indenture Collateral Agreement, dated as of April 8, 2010 (the “Collateral Agreement”), made by the Grantors parties thereto for the benefit of The Bank of New York Mellon Trust Company, N.A. as Collateral Agent. The undersigned agrees to notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) of the Collateral Agreement. The undersigned further agrees that the terms of Sections 7(c) and 10 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 of the Collateral Agreement, to the extent permitted by applicable law.
[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 2 to
Indenture Collateral Agreement
ASSUMPTION AGREEMENT
          ASSUMPTION AGREEMENT, dated as of________________, ____, made by __________________________, a ______________ corporation (the “Additional Grantor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNYM”), as Collateral Agent (in such capacity, the “Collateral Agent”) for the Indenture Claimholders. All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture and the Collateral Agreement.
W I T N E S S E T H :
          WHEREAS, Stratus Technologies, Inc., a Delaware corporation (the “U.S. Borrower”), Stratus Technologies Bermuda Ltd. (the “Bermuda Borrower” and together with the U.S. Borrower, the “Borrowers”), the Grantors, the Collateral Agent and BNYM, as trustee (the “Trustee”), have entered into the Indenture, dated as of April 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);
           WHEREAS, Bermuda Holdings and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Indenture Collateral Agreement, dated as of April 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Collateral Agent for the ratable benefit of the Indenture Claimholders;
          WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 26 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof in all material respects (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex 2-A to
Assumption Agreement
Supplement to Schedule I
Supplement to Schedule II
Supplement to Schedule III
Supplement to Schedule IV
Supplement to Schedule V
Supplement to Schedule VI
Supplement to Schedule VII
Supplement to Schedule VIII
Supplement to Schedule IX